Aflac Incorporated Form 8-K

Exhibit 1.2

(TRANSLATION)

AFLAC INCORPORATED

JAPANESE YEN BONDS – SEVENTH SERIES (2011)

SUBSCRIPTION AGREEMENT

This Agreement is entered into in Tokyo, Japan on the 29th day of June, 2011, among Aflac Incorporated (the “Issuer”), a corporation incorporated and existing under the laws of the State of Georgia, United States of America, and the financial instruments firms named below (the “Managers”) with respect to the issuance of ¥ 15,800,000,000 aggregate principal amount of Aflac Incorporated Japanese Yen Bonds – Seventh Series (2011) (the “Bonds”).

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

SMBC Nikko Securities Inc.

Mizuho Securities Co., Ltd.

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. and SMBC Nikko Securities Inc. shall act as joint lead managers (collectively, the “Joint-Lead Managers”) for the public offering of the Bonds, and SMBC Nikko Securities Inc. (the “Handling Manager”) shall perform the functions of the Handling Manager as provided in this Agreement.

Article 1.	Issuance of Bonds

(1)

The Issuer shall issue the Bonds at a price equal to 100 per cent. of the principal amount thereof (the “Issue Price”) on July 8, 2011 (the “Closing Date”) pursuant to this Agreement. The Bonds shall be issued as of the Closing Date against the payment therefor by the Managers pursuant to Section (2) of Article 2.

(2)

The Bonds shall be in a single denomination of ¥100,000,000 each. The conditions of the Bonds (the “Conditions of Bonds”) shall be as set forth in Annex 1 attached hereto. Annex 1 and Annex 2 (as referred below) are incorporated herein as a part of this Agreement.

(3)

The Law Concerning Book-Entry Transfer of Corporate Bonds, Stocks, Etc. of Japan (Law No. 75, 2001, as amended) (the “Book-Entry Transfer Law”) shall apply to the Bonds, and the transfer of the Bonds, the Exchange (as defined in the Conditions of Bonds) of the Bonds for Certificated Bonds (as defined below) and other matters relating to the Bonds shall be dealt with in accordance with the Book-Entry Transfer Law and the business regulations and other rules (including the Business Guidelines for Handling U.S. Book-Entry Transfer Foreign Bonds) from time to time adopted by the Book-Entry Transfer Institution (the “Book-Entry Transfer Institution”) as set forth in Condition 4 of the Conditions of Bonds pursuant to the Book-Entry Transfer Law in relation to its services relating to book-entry transfer of corporate bonds, etc. The certificates for the Bonds shall not be issued except in such exceptional events as provided under the Book-Entry Transfer Law where the holders of the Bonds may make a request for the issue of the certificates.

(4)

It is contemplated by the Conditions of Bonds that certificated bonds (the “Certificated Bonds”), the conditions of which shall be substantially in the form attached to the Conditions of Bonds as Exhibit A, shall be issued upon the request of a holder of any Bond. The form and substance of the bond certificates and the interest coupons in respect of the Certificated Bonds shall substantially conform to the forms attached as Exhibits B and C, respectively, to the Conditions of Bonds.

Article 2.	Subscription and Purchase of Bonds

(1)

Pursuant to the terms and conditions of this Agreement, the Issuer agrees to issue and sell to the Managers, and the Managers agree, jointly and severally, to subscribe for and purchase from the Issuer, the entire amount of the Bonds at the Issue Price on the Closing Date and offer them to the public.

(2)

Before 10:30 hours, Japan time, on the Closing Date, the Handling Manager shall pay to the Issuer, on behalf of the Managers, the net subscription moneys for the Bonds (the “Net Subscription Moneys”) being the entire amount of the Issue Price of the Bonds less the sum of (i) the combined commission referred to in Section (1) of Article 4 and (ii) the amount referred to in Section (3) of Article 4. Such payment shall be made in immediately available Japanese yen funds by transfer of the Net Subscription Moneys through the Bank of Japan Financial Network System to Sumitomo Mitsui Banking Corporation (the “Fiscal Agent”) in Tokyo, Japan, acting as the issuing agent of the Issuer under the book-entry transfer system for corporate bonds, etc. (the “Book-Entry Transfer System”) operated by the Book-Entry Transfer Institution.

Article 3.	Public Offering

(1)

Subject to continuing effect of the registration pursuant to the Shelf Registration Statement (as defined below) and to the Supplement (as defined below) having been filed by the Issuer with the Director-General of Kanto Local Finance Bureau in accordance with the Financial Instruments and Exchange Law (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), the Bonds will be offered to the public by the Managers at the Issue Price on June 29, 2011 (or on such day or during such other period as the Issuer and the Joint-Lead Managers may agree upon) in Japan and, if necessary, other countries (other than the United States of America, its territories and possessions, any State of the United States, and the District of Columbia (unless the context otherwise requires, collectively the “United States”)) upon the terms and conditions of this Agreement.

(2)

The Issuer has not authorized any Manager or other person to make or give any representation or information in connection with the public offering of the Bonds other than those contained in the Shelf Registration Statement, the Supplement or the Prospectus (as defined below). Each Manager hereby agrees that in connection with the public offering of the Bonds it will not make or give any representation or information other than those contained in the Shelf Registration Statement, the Supplement or the Prospectus. As used in this Agreement, the “Shelf Registration Statement” means the shelf registration statement, as amended (including all attachments thereto and all documents incorporated therein by reference) with respect to public offerings of bonds of the Issuer in Japan filed by the Issuer on November 24, 2009, and the “Supplement” means the supplement to the Shelf Registration Statement (including any attachments thereto and any documents incorporated therein by reference) with respect to the public offering of the Bonds to be filed on June 29, 2011 by the Issuer with the Director-General of Kanto Local Finance Bureau pursuant to the Financial Instruments and Exchange Law and the “Prospectus” means the shelf registration prospectus (including all documents incorporated therein by reference) and the shelf registration supplemental prospectus (including all documents incorporated therein by reference) prepared pursuant to the Financial Instruments and Exchange Law for the purpose of the public offering of the Bonds.

(3)	Each of the Managers hereby confirms that the offering of the Bonds by it will be made in Japan and in certain other countries (other than the United States) in compliance with all applicable laws of Japan, the United States and such other countries and on the terms and conditions of this Agreement. In particular, each Manager hereby agrees that the Bonds underwritten by it under this Agreement will be offered on and subject to the following terms:

(a)

The Bonds have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Regulation S under the Securities Act (“Regulation S”) or pursuant to an exemption from the registration requirements of the Securities Act. Each Manager hereby represents that it has offered and sold the Bonds, and agrees that it will offer and sell the Bonds (i) as part of its distribution at any time, and (ii) otherwise until 40 days after the later of the commencement of the offering of the Bonds to the public and the Closing Date (the “restricted period”), only in accordance with Regulation S under the Securities Act. Accordingly, neither any Manager nor any of its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Bonds, and it and they have complied and will comply with the offering restrictions requirements of Regulation S. Each Manager hereby agrees that, at or prior to confirmation of sale of Bonds, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Bonds from it during the restricted period a confirmation or notice substantially to the following effect:

“The Bonds have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Bonds to the public and the Closing Date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Each Manager hereby represents and agrees that it has not entered and will not enter into any contractual agreement with any distributor (as defined for purposes of Regulation S and the D Rules (as defined below)) with respect to the distribution of the Bonds, except with its affiliates or with the prior written consent of the Issuer.

Terms used in this paragraph (a) have the meanings given to corresponding English terms by Regulation S.

(b)	In addition,

(i)

Except to the extent permitted under U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D) (the “D Rules”), each Manager hereby (A) represents that it has not offered or sold, and agrees that during the restricted period it will not offer or sell the Bonds to a person who is within the United States or its territories or its possessions or to a United States person, and (B) represents that it has not delivered and agrees that it will not deliver within the United States or its territories or possessions the Bonds that are sold during the restricted period;

(ii)

Each Manager hereby represents and agrees that (A) it is not a U. S. person and (B) it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Bonds are aware that such Bonds may not be offered or sold during the restricted period to a person who is within the United States or its territories or its possessions or to a United States person, except as permitted by the D Rules;

(iii)

With respect to each affiliate (if any) of any Manager that acquires Bonds from such Manager for the purpose of offering or selling such Bonds during the restricted period, each Manager hereby either (A) repeats and confirms the representations and agreements contained in the preceding items (i) and (ii) on behalf of such affiliates (if any) or (B) agrees that it will obtain from such affiliates (if any) for the benefit of the Issuer the representations and agreements contained in the preceding items (i) and (ii); and

(iv)	Each Manager will deliver to the Issuer timely certification within the meaning of U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3) in the form set forth in Annex 2 attached to this Agreement.

Terms used in this paragraph (b) have the meanings given to corresponding English terms by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

(4)

Each Manager hereby recognizes that no action has been or will be taken by the Issuer that would permit the offer or sale of the Bonds or possession or distribution of the Prospectus or any other offering material relating to the Bonds in any jurisdiction (other than Japan) where action for that purpose is required. Each Manager hereby agrees that it will not directly or indirectly offer, sell or deliver any Bond or distribute or publish the Prospectus or any other offering material relating to the Bonds in or from any jurisdiction (other than Japan) except under circumstances that will result in compliance with all applicable laws and regulations.

Article 4.	Commissions and Expenses

(1)

On the Closing Date, the Issuer shall pay to the Handling Manager on behalf of the Managers, as combined commission for the management, underwriting and selling of the Bonds under this Agreement, an amount in Japanese Yen equal to 0.35% of the aggregate principal amount of the Bonds. Such payment shall be made in the manner provided for in Section (2) of Article 2.

(2)

The Issuer shall pay all stamp duties and other taxes and governmental charges payable in Japan or in the United States upon or in connection with the issue of the Bonds and shall also pay all expenses incurred by the Issuer in the performance of its obligations hereunder, including, without limitation, (a) fees and disbursements of the legal counsel and accountants to the Issuer, (b) expenses in connection with the preparation, printing, filing and distribution of the Shelf Registration Statement, the Supplement and the Prospectus and the preparation, printing and execution of this Agreement and all other agreements relating to the Bonds and subscription thereof, (c) cost and expenses in connection with the ratings of the Bonds, (d) advertising expenses incurred with the prior consent of the Issuer with respect to the public offering of the Bonds and (e) the new record service fees payable to the Book-Entry Transfer Institution in relation to the Bonds under the Book-Entry Transfer System.

(3)

In addition, the Issuer agrees that on the Closing Date the Issuer will pay to the Handling Manager on behalf of the Managers in the manner provided for in Section (2) of Article 2 an amount to be separately agreed to between the Issuer and the Joint-Lead Managers on behalf of the Managers towards partial reimbursement of the Managers’ reasonable out-of-pocket expenses, including traveling, telex, cable, facsimile, telephone, postage and other communication expenses and the reasonable fees and disbursements of the legal counsels for the Managers, in connection with the subscription, purchase and public offering of the Bonds and the preparation therefor.

Article 5.	Representations and Warranties of the Issuer

The Issuer hereby represents, warrants to and agrees with the Managers as follows:

(a)

The registration pursuant to the Shelf Registration Statement has become effective pursuant to the Financial Instruments and Exchange Law and the said registration remains effective, and that no notice of hearing from which an order requiring the filing of an amendment to the Shelf Registration Statement or suspending the effectiveness of the registration pursuant to the Shelf Registration Statement may result, has been given under the Financial Instruments and Exchange Law;

(b)

The Shelf Registration Statement, the Supplement and the Prospectus have been and will be prepared, both as to form and matters to be stated therein, in accordance with the Financial Instruments and Exchange Law and cabinet orders, ministerial ordinances and other regulations related thereto;

(c)

As of the date on which the Supplement is filed with the Director-General of Kanto Local Finance Bureau and the Closing Date, respectively, neither the Shelf Registration Statement nor the Supplement nor the Prospectus will contain any untrue statement of a material matter or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this warranty shall not apply to any description of the Managers made in the Shelf Registration Statement, the Supplement or the Prospectus in reliance upon and in conformity with the information furnished to the Issuer by the Joint-Lead Managers expressly for use therein;

(d)	(i)

The audited consolidated balance sheets of the Issuer and its subsidiaries as of December 31, 2009 and 2010 and the related audited consolidated statements of earnings, shareholders’ equity, cash flows and comprehensive income (loss) for the three fiscal years ended December 31, 2010, together with the notes and surplus statements thereto, set forth in the Shelf Registration Statement, the Supplement and the Prospectus fairly present, in conformity with accounting principles generally accepted in the United States, the consolidated financial position of the Issuer and its subsidiaries as of such dates and their consolidated results of operations and cash flows for such three fiscal years;

(ii)

The unaudited consolidated balance sheet of the Issuer and its subsidiaries as of March 31, 2011 and the related unaudited consolidated statements of earnings, shareholders’ equity, cash flows and comprehensive income (loss) for the three months ended March 31, 2010 and 2011, together with the notes thereto, set forth in the Shelf Registration Statement, the Supplement and the Prospectus fairly present, in conformity with accounting principles generally accepted in the United States, applied on a basis consistent with the audited consolidated financial statements referred to in item (d) (i) above, the consolidated financial position of the Issuer and its subsidiaries as of March 31, 2011 and their consolidated results of operations and cash flows for the three months ended March 31, 2010 and 2011;

(e)

KPMG LLP, who has audited certain financial statements of the Issuer and its subsidiaries, and has audited the effectiveness of the Issuer’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder;

(f)

The Issuer maintains a system of internal control over financial reporting that complies with the requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and has been designed by the Issuer’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuer’s internal control over financial reporting is effective and the Issuer is not aware of any material weaknesses in its internal control over financial reporting;

(g)

Since the date of the latest audited financial statements included in the Shelf Registration Statement, the Supplement and the Prospectus, there has been no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting;

(h)

The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Issuer and its subsidiaries is made known to the Issuer’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(i)

Each of the Issuer, American Family Life Assurance Company of Columbus (“Aflac Columbus”), and any subsidiary of the Issuer that would qualify as a “significant subsidiary” of the Issuer under Rule 1-02 of Regulation S-X of the Securities Act (each such subsidiary and Aflac Columbus, a “Designated Subsidiary”) has not sustained since the date of the latest audited financial statements set forth in the Shelf Registration Statement, the Supplement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Shelf Registration Statement, the Supplement and the Prospectus, which loss or interference would have a Material Adverse Effect (as defined below), or would reasonably be expected to have a prospective Material Adverse Effect; and, since the respective dates as of which information is given in the Shelf Registration Statement, the Supplement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Issuer or any of its Designated Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Issuer and its Designated Subsidiaries, otherwise than as set forth in the Shelf Registration Statement, the Supplement and the Prospectus;

(j)	The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the States of Georgia, with power and authority

(corporate or other) to own its properties and conduct its business as described in the Shelf Registration Statement, the Supplement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent that the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, shareholders’ equity or results of operations of the Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each of its Designated Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Shelf Registration Statement, the Supplement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(k)

The Issuer has full power and authority to execute and deliver (i) this Agreement and (ii) the Fiscal Agency Agreement of even date herewith between the Issuer and the Fiscal Agent with respect of the Bonds (the “Fiscal Agency Agreement”) and (iii) the Fiscal and Paying Agency Agreement of even date herewith between the Issuer and the Fiscal Agent with respect of the Certificated Bonds (together with this Agreement and the Fiscal Agency Agreement, hereinafter collectively referred to as the “Related Agreements”), to issue the Bonds and the Certificated Bonds in accordance with the terms of this Agreement or the Conditions of Bonds respectively and to perform its obligations under the Related Agreements, the Bonds and the Certificated Bonds in accordance with their respective terms;

(l)

The Issuer has taken all necessary steps that the Issuer itself should do in order that the Bonds should be eligible for U.S. book-entry transfer foreign bonds for which the Book-Entry Transfer Institution acts as book-entry transfer institution (furikae kikan) under the Book-Entry Transfer Law; and when the Net Subscription Moneys have been paid in full in accordance with Section (2) of Article 2 of this Agreement, the Bonds will be eligible for such U.S. book-entry transfer foreign bonds;

(m)

Each of the Issuer and its subsidiaries that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (including jurisdictions outside of the United States) (each an “Insurance Subsidiary”) has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities (including, without limitation, the Nebraska Department of Insurance, the New York Insurance Department and the South Carolina Department of Insurance), all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business, except where the failure to have such

Consents or to make such Filings would not, individually or in the aggregate, have a Material Adverse Effect; all such Consents and Filings are in full force and effect, the Issuer and its Insurance Subsidiaries are in compliance with such Consents and neither the Issuer nor any of its Insurance Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Issuer or any of its respective Insurance Subsidiaries, except as set forth in the Shelf Registration Statement, the Supplement and the Prospectus or except as any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuer and its Insurance Subsidiaries is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to do so comply or conform would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, each of the Insurance Subsidiaries has made all Filings pursuant to, and has obtained all Consents required of all applicable insurance laws and regulations in connection with the issuance and sale of the Bonds;

(n)

Neither the Issuer nor any of its Designated Subsidiaries is (i) in violation of its Articles of Incorporation or By-laws or the other organizational documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to clause (ii), for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(o)

All ceded reinsurance agreements to which any Insurance Subsidiary is a party are in full force and effect and all such Insurance Subsidiary is not in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for such violations or defaults which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; none of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement, and none of the Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) such Insurance Subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Insurance Subsidiaries is entitled to give effect in its underwriting results in its most recently filed statutory financial statements for reinsurance ceded pursuant to such agreements;

(p)

The Related Agreements have been duly authorized, executed and delivered by the Issuer and the issuance of the Bonds and the Certificated Bonds has been duly and validly authorized by all necessary corporate action on the part of the Issuer, and the Related Agreements constitute, and the Bonds and the Certificated Bonds, when issued in accordance with the terms of this Agreement or the Conditions of Bonds respectively, will constitute, valid and legally binding obligations of the Issuer enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and the Bonds and the Certificated Bonds, when issued in accordance with the terms of this Agreement or the Conditions of Bonds respectively , will rank pari passu in right of payment among themselves, prior to the equity securities of the Issuer and equally with all other unsecured and unsubordinated obligations of the Issuer, whether now or hereafter outstanding;

(q)

The execution and delivery of the Related Agreements by the Issuer, the issuance of the Bonds and the Certificated Bonds by the Issuer and the consummation of the transactions herein and therein contemplated and compliance with the terms of the Related Agreements (i) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its Designated Subsidiaries is a party or by which the Issuer or any of its Designated Subsidiaries is bound or to which any of the property or assets of the Issuer or any of its Designated Subsidiaries is subject, (ii) do not and will not result in any violation of the provisions of the Articles of Incorporation or By-laws of the Issuer or the organizational documents of any of its Designated Subsidiaries and (iii) do not and will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its Designated Subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the validity or performance of the Issuer’s obligations under the Related Agreements and the Bonds and the Certificated Bonds;

(r)

All necessary authorizations, consents, approvals, notifications, registrations and filings of or with any court, government department or other regulatory body required on the part of the Issuer for or in connection with the execution and delivery of the Related Agreements by the Issuer, the issuance of the Bonds and the Certificated Bonds by the Issuer in accordance with the terms of this Agreement or the Conditions of Bonds respectively, and the performance by the Issuer of its respective obligations under the Related Agreements, the Bonds and the Certificated Bonds in accordance with their respective terms have been obtained and are in full force and effect, except that a report must be filed by the Issuer with the Minister of Finance of Japan after the Closing Date pursuant to the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228, 1949, as amended) in connection with the issuance and offering of the Bonds;

(s)

The Bonds, when the Net Subscription Moneys have been paid in full in accordance with Section (2) of Article 2 of this Agreement, and the Certificated Bonds, when the exchange rights in respect of the relevant Bonds have been exercised in accordance with the provisions of Conditions of Bonds, will be validly issued and legal, valid and binding on the Issuer as direct and general obligations of the Issuer enforceable against it in accordance with the Conditions of Bonds, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles; and when certain amount in respect of the Bonds is credited in a proprietary column (hoyu ran) in an account opened with the

Book-Entry Transfer Institution or an account management institution (kouza kanri kikan) pursuant to the Book-Entry Transfer Law, a holder of such account will be entitled to the rights and claims as a holder of the Bonds in such amount;

(t)

No circumstance exists which, had the Bonds already been issued, would, or would with the giving of notice or the lapse of time or both, constitute an Event of Default as defined in the Conditions of Bonds;

(u)

Other than as set forth in the Shelf Registration Statement, the Supplement and the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of its Designated Subsidiaries is a party or of which any property of the Issuer or any of its Designated Subsidiaries is the subject which, would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Issuer to perform its obligations under the Related Agreements and the Bonds and the Certificated Bonds; and, to the best of the Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than as set forth in the Shelf Registration Statement, the Supplement and the Prospectus;

(v)

Except as for actions of the Managers hereunder to the extent the Managers may be deemed to be acting on behalf of the Issuer in respect of the Bonds or may be deemed to be an affiliate of the Issuer, neither the Issuer nor any of its affiliates nor any person acting on its behalf or any of its affiliates has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Bonds, and it and any such affiliate and all persons acting on its or their behalf with respect to the Bonds have complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act and with the requirements of the D Rules with respect thereto and neither it or its affiliates nor any persons acting on their behalf has engaged or will engage, in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) in connection with any offer or sale of the Bonds in the United States or otherwise has made or will make offers or sales of Bonds under circumstances that would require the registration of the Bonds under the Securities Act;

(w)

The Issuer is not, and upon the issuance and sale of the Bonds as herein contemplated and the application of the net proceeds therefrom as described in the Supplement or the Prospectus will not be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(x)

Under the laws of the United States currently effective, all amounts payable by it to any non-U.S. person (as defined in the Conditions of Bonds) in respect of the Bonds and/or under the Related Agreements may be made free and clear of and without withholding or deduction for or on account of any present taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or authority or agency therein or thereof having power to tax, subject to the conditions set forth in the Supplement;

(y)

None of the Issuer or any of its subsidiaries or its respective officers (as defined in item 31(a) of article 1 of the Cabinet Office Ordinance Concerning Disclosure of Corporate Information, Etc.) does not fall under or belong to an “anti-social force” (hanshakaiteki seiryoku) as defined in article 15 of the Regulations Concerning the

Enforcement of the Articles of Association established by Japan Securities Dealers Association (the “Anti-Social Force”); the Issuer is not aware of any facts or circumstances where the Issuer or any of its subsidiaries is likely to be influenced, directly or indirectly, by the Anti-Social Force; and none of the Issuer or any of its subsidiaries or its respective officers cooperates with or is involved in the preservation or operation of the Anti-Social Force through the provision of funds or other conduct, whether under any pretext, or intentionally socializes or is expected so to do hereafter with the Anti-Social Force;

(z)

To the best knowledge of the Issuer, none of its principal shareholders (as defined in paragraph 1 of article 163 of the Financial Instruments and Exchange Law) or principal business partners is the Anti-Social Force;

(aa)

Neither the Issuer nor any of its subsidiaries nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(bb)

The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened;

(cc)

None of the Issuer, any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Bonds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(dd)

Since December 31, 2010, there has been no material adverse change in the conditions (financial or other) of the Issuer and its subsidiaries, taken as a whole, nor has the Issuer and its subsidiaries, taken as a whole, incurred any material liabilities or obligations, direct or contingent, in each case other than as set forth in or contemplated by the Shelf Registration Statement, the Supplement and the Prospectus; and no default, if any, by the Issuer under any of its indebtedness is material to the Issuer and its subsidiaries, taken as a whole.

Article 6.	Covenants of the Issuer

(1)	The Issuer covenants that so long as any of the Bonds remains outstanding:

(a)

It shall file with the Director-General of the Kanto Local Finance Bureau or any other relevant competent authority, annual securities reports, quarterly reports or semi-annual reports (if applicable) and (if necessary) extraordinary reports, as required under the Financial Instruments and Exchange Law, and shall otherwise comply with the laws and regulations of Japan (including the Financial Instruments and Exchange Law) applicable to the Bonds; and

(b)

It shall promptly furnish to the Joint-Lead Managers on behalf of the Managers copies of all public documents filed by the Issuer with the Director-General of the Kanto Local Finance Bureau, the Financial Services Agency or any other relevant competent authority, in connection with the Bonds pursuant to the Financial Instruments and Exchange Law and other public documents as the Joint-Lead Managers may reasonably request from time to time in writing in connection with the Bonds or any other debt securities which the Issuer may hereafter issue in Japan, provided that with respect to the documents filed with the Director-General of the Kanto Local Finance Bureau through the Electronic Disclosure for Investors’ NETwork (EDINET), the Issuer may notify the Joint-Lead Managers on behalf of the Managers of the filing of such documents in substitution for the delivery of copies thereof.

(2)

The Issuer hereby covenants that it will furnish to the Joint-Lead Managers for use by the Managers copies of the Prospectus in such quantities as the Joint-Lead Managers may from time to time reasonably request, and if, before the earlier of the time when a period of three months shall have elapsed after the time of the filing of the Supplement, or the time when delivery of a prospectus is no longer required by Japanese law in connection with sales of any of the Bonds, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Financial Instruments and Exchange Law, notify the Joint-Lead Managers on behalf of the Managers and upon their request promptly prepare and furnish without charge to the Joint-Lead Managers for use by the Managers as many copies as the Joint-Lead Managers may from time to time reasonably request of a supplement to the Prospectus or an amended Prospectus which will correct such statement or omission or effect such compliance.

(3)

The Issuer shall advise the Joint-Lead Managers, promptly after the Issuer receives notice thereof, of the issuance by the Director-General of the Kanto Local Finance Bureau of any notice of hearing from which may result an order requiring the filing of an amendment to the Shelf Registration Statement (whether as originally filed or amended) or an order suspending the effectiveness of the registration pursuant to the Shelf Registration Statement; and in the event of the issuance of any such order, use its reasonable best efforts to promptly file such required amendment or, as the case may be, file such amendment to the Shelf Registration Statement as is necessary for such Director-General of Kanto Local Finance Bureau to terminate such suspension order or otherwise use its reasonable best efforts to obtain such termination.

(4)

The Issuer shall at any time prior to receipt of the payment of the Net Subscription Moneys to the Issuer pursuant to Section (2) of Article 2, forthwith notify the Joint-Lead Managers on behalf of the Managers of any material change affecting any of the representations, warranties or agreements of the Issuer contained in this Agreement and the Issuer and the

Joint-Lead Managers on behalf of the Managers agree to consult each other regarding the steps to be taken and the costs therefor.

Article 7.	Warranties of Managers

Each of the Managers warrants that:

(a)

The execution and performance of this Agreement by it have been duly authorized by it; this Agreement constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, except that enforceability may be limited by the laws of bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or by general equity principles;

(b)

Any and all registration, licenses and approvals which it is required to make or obtain under the laws or regulations of Japan for the execution and performance of this Agreement have been made or obtained and will remain in full force and effect on the Closing Date; and

(c)	It has the power and authority to act on its behalf in connection with the exercise of its rights and the performance of its obligations under this Agreement.

Article 8.	Conditions Precedent to Managers’ Obligations

The Managers’ obligations under this Agreement shall be subject to all of the following conditions precedent; provided that the Joint-Lead Managers on behalf of the Managers, in their discretion, may waive compliance, wholly or in part, with any one or more of such conditions:

(a)	All Related Agreements other than this Agreement shall have been duly executed and delivered by the relevant parties thereto and shall remain effective on the Closing Date;

(b)

All representations and warranties of the Issuer provided for in Article 5 shall be true and correct in all material respects on the Closing Date as if such representations and warranties were made or given on the Closing Date, and the Issuer shall have performed all of its obligations to be performed on or before the Closing Date under this Agreement in all material respects;

(c)

The registration under the Shelf Registration Statement has become effective and remains effective on the Closing Date and the Supplement shall have been filed by the Issuer with the Director-General of Kanto Local Finance Bureau and not have been withdrawn, and no notice of a hearing, from which an order suspending the effectiveness of such registration may result, shall have been given on or before the Closing Date;

(d)

On the Closing Date the Joint-Lead Managers shall have been furnished with the following legal opinions, each dated the Closing Date and addressed to the Managers, and in form and substance previously agreed to by or otherwise reasonably satisfactory to the Joint-Lead Managers:

(i)	A legal opinion in the English language of Mr. Joey M. Loudermilk, U.S. corporate counsel to the Issuer;

(ii)	A tax opinion in the English language of Cleary Gottlieb Steen & Hamilton LLP, U.S. tax counsel to the Issuer;

(iii)	A legal opinion of Nagashima Ohno & Tsunematsu, legal counsel to the Issuer in Japan; and

(iv)	A legal opinion of Gaikokuho Kyodo-jigyo Horitsu Jimusho Linklaters, legal counsel to the Managers;

(e)

On the date hereof and on the Closing Date the Joint-Lead Managers shall have been furnished with a letter of KPMG LLP, independent public accountants of the Issuer, dated as of the date hereof and the Closing Date, respectively, in form and substance previously agreed to by or otherwise satisfactory to the Joint-Lead Managers;

(f)

On the Closing Date the Joint-Lead Managers shall have been furnished with a certificate executed by a duly authorized officer of the Issuer, dated the Closing Date, in form previously agreed to by the Joint-Lead Managers to the following effect:

(i)

The representations and warranties of the Issuer provided for in Article 5 are true and correct in all material respects on the Closing Date as if such representations and warranties were made or given on the Closing Date; and

(ii)	The Issuer has performed all of its obligations to be performed on or before the Closing Date under this Agreement in all material respects;

(g)

The Joint-Lead Managers shall have been furnished with such certificates and other documents which they may reasonably request from time to time up to and including the Closing Date to ascertain that neither the Shelf Registration Statement nor the Supplement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(h)

Since the execution of this Agreement, there shall not have been any downgrade, decrease in or withdrawal of the rating assigned to the Bonds or any other debt securities of the Issuer by Rating and Investment Information Inc. or any other nationally recognized statistical rating organization and no such securities rating agency shall have publicly announced or, to the best of the Issuer’s knowledge, given any notice that it has under surveillance or review, with possible negative implications, its ratings of the Bonds or any of the Issuer’s other debt securities.

Article 9.	Termination of this Agreement

(1)

If any of the following events occurs and is continuing, the Joint-Lead Managers on behalf of the Managers may, in the sole judgment of the Joint-Lead Managers, terminate this Agreement by notice to the Issuer prior to the payment of the Net Subscription Moneys pursuant to Section (2) of Article 2:

(a)	The Issuer fails or refuses to comply with the terms of this Agreement or to fulfil any of the conditions set forth in Article 8; or

(b)

There shall have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, if the effect of any such change, in the judgment of the Joint-Lead Managers after consultation with the Issuer to the extent such consultation is practicable, (i) makes it impracticable or inadvisable to proceed with the public offering, or enforce contracts for sale, of the Bonds on the terms and in the manner contemplated by the Shelf Registration Statement, the Supplement and the Prospectus or (ii) would be likely to prejudice materially the success of the offering and distribution of the Bonds or dealing of the Bonds in the secondary market;

(c)

A general moratorium on commercial banking activities in Japan shall have been declared by authorities in Japan, or a material disruption in commercial banking or securities settlement or clearance services in Japan shall have occurred; or

(d)

The representation and warranty provided for in paragraph (z) or (aa) of Article 5 turns out false or there is a reasonable ground such representation and warranty is not true, or there has occurred any change having a material effect on such representation and warranty or there is a reasonable ground that any such change has occurred.

(2)

If this Agreement is terminated pursuant to Section (1) of this Article, the Managers and the Issuer shall be relieved from all their respective obligations under this Agreement; except for the obligations under Section (2) of Article 4 and Section (3) of Article 4.

Article 10.	Indemnification

(1)

The Issuer shall indemnify and hold harmless the Managers and their directors, officers, employees and agents from and against any and all liabilities, damages, losses and expenses which any of them may incur as a result of or in defending or investigating any legal action or claim brought or made against any of them, based on any alleged untrue statement of a material matter in the Shelf Registration Statement, the Supplement or the Prospectus, or based on any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading . The foregoing provisions in this Section shall not apply if (a) such liabilities, damages, losses or expenses have been incurred due to bad faith or negligence on the part of the defendant or respondent or are due to the failure by the Managers to deliver to the person or persons bringing or making such legal claim or action an amended or supplemented Prospectus which was to be delivered for correction of such untrue statement or omission which the Joint-Lead Managers receive from the Issuer in time to correct such untrue statement or omission (except for the case where such failure to deliver is beyond the control of the Managers) or (b) such allegation is based on the statements or omissions in connection with the Managers made in the Shelf Registration Statement, the Supplement or the Prospectus in reliance upon and in conformity with the information furnished in writing to the Issuer by the Joint-Lead Managers expressly for use therein.

(2)

Each of the Managers shall indemnify and hold harmless the Issuer and its directors, officers, employees and agents from and against any and all liabilities, damages, losses and expenses which any of them may incur as a result of or in defending or investigating any legal action or claim brought or made against any of them, based on any alleged untrue statement of a material fact with respect to the Managers made in the Shelf Registration Statement, the Supplement or the Prospectus in reliance upon and in conformity with the information furnished in writing to the Issuer by the Joint-Lead Managers expressly for use therein, or based on any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Managers if such omission is made in reliance upon and in conformity with the information furnished in writing to the Issuer by the Joint-Lead Managers expressly for use therein, or based on the failure by the Managers to deliver to the person or persons bringing or making such legal claim or action an amended or supplemented Prospectus which was to be delivered for correction of such untrue statement or omission which the Joint-Lead Managers receive from the Issuer in time to correct such untrue statement or omission (except for the case where such failure to deliver is beyond the control of the Managers).

(3)

If any claim, action or demand is made against any person (the “Indemnified Party”) in respect of which indemnity may be sought from any other person (the “Indemnifying Party”) pursuant to this Article 10, it shall be a condition of any such indemnity that:

(a)

The Indemnified Party shall promptly notify the Indemnifying Party in writing of any such claim, action or demand and the Indemnifying Party shall have the option to assume the defense thereof, including the employment of legal advisers to whom the Indemnified Party has no reasonable objection, subject to the payment by the Indemnifying Party of all expenses incurred by the Indemnified Party up to the time when notice is given to the Indemnified Party that the Indemnifying Party is assuming the defense thereof and payment by the Indemnifying Party of the fees and expenses of its legal advisers thereafter;

(b)

The Indemnified Party shall have the right to employ separate legal advisers in, and defend, or participate in the defense of, any such claim, action or demand but the fees and expenses of such legal advisers shall be borne by the Indemnified Party unless the Indemnifying Party has failed to assume such defense or employ legal advisers for such purpose or unless the Indemnifying Party and the Indemnified Party shall have mutually agreed to employ such legal advisers; and

(c)	The Indemnifying Party shall not be liable to indemnify the Indemnified Party for any settlement of any such claim, action or demand made without the written consent of the Indemnifying Party.

Article 11.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Japan.

Article 12.	Jurisdiction

Any legal action by or against the Issuer relating to this Agreement may be instituted in the Tokyo District Court, to the jurisdiction of which the Issuer hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against the Issuer may also be instituted in any other court of competent jurisdiction.

The Issuer hereby appoints the Counsel of American Family Life Assurance Company of Columbus, Japan Branch as the authorized agent of the Issuer upon whom process and any judicial or other court documents may be served in any legal or other court procedural action arising from or relating to this Agreement that may be instituted in Tokyo, Japan; the Issuer hereby designates the address from time to time of American Family Life Assurance Company of Columbus, Japan Branch in Tokyo, Japan, as the address to receive such process and any judicial or other court documents; and the Issuer hereby agrees to take, from time to time and so long as any of the Bonds shall remain outstanding, any and all action (including the execution and filing of any and all documents and instruments) that may be necessary to effect and to continue such appointment and designation in full force and effect. If at any time such agent shall not, for any reason, serve as such authorized agent, the Issuer shall immediately appoint, and it hereby undertakes to take any and all action that may be necessary to effect the appointment of, a successor authorized agent in Tokyo, Japan, and the Issuer shall notify the Joint-Lead Managers of the appointment of such successor agent.

Nothing in this Article 12 shall affect the right of the Managers to institute legal action against the Issuer in any court of competent jurisdiction under applicable laws or to serve process in any manner otherwise permitted by law.

Article 13.	Notices

(1)	Any and all notices to the Issuer under this Agreement shall be made in the English language by airmail or by facsimile transmission (confirmed in writing sent by airmail), addressed as follows:

Aflac Incorporated

1932 Wynnton Road,

Columbus, Georgia 31999

United States of America

Attention: Treasury Department

Facsimile: 1-706-596-5092

(2)

Any and all notices to the Joint-Lead Managers under this Agreement shall be made in the English language by airmail or by facsimile transmission (confirmed in writing sent by airmail), addressed as follows:

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

Marunouchi Building

4-1, Marunouchi 2-chome, Chiyoda-ku

Tokyo 100-6317, Japan

Attention: Debt Capital Markets Division

Facsimile: 81-3-6213-6842

and

SMBC Nikko Securities Inc.

Tokyo Dia Building No.5

28-23, Shinkawa 1-chome

Chuo-ku, Tokyo 104-8271, Japan

Attention: Debt Capital Markets

Facsimile: 81-3-5566-3393

(3)	The Issuer and the Joint-Lead Managers may change their addresses set forth in the preceding Sections by written notice given to the other parties hereto in the manner set forth therein.

Article 14.	Language

This Agreement is executed in four (4) counterparts in the Japanese language to each of which a non-binding English translation is attached, except for Annex 2, the original language of which is the English language to which a non-binding Japanese translation is attached. In the event of difference in meaning, the Japanese version except for Annex 2 shall prevail.

IN WITNESS WHEREOF, at the place and as of the date hereinabove first written, this Agreement has been executed by the Issuer and the Managers.

AFLAC INCORPORATED

By:

SMBC NIKKO SECURITIES INC.

By:

MITSUBISHI UFJ MORGAN STANLEY SECURITIES CO., LTD. MIZUHO SECURITIES CO., LTD.

By their duly authorized attorney:
SMBC NIKKO SECURITIES INC.

By:

(TRANSLATION)

Annex 1

CONDITIONS OF BONDS

These Conditions of Bonds shall apply to the issue of AFLAC INCORPORATED JAPANESE YEN BONDS - SEVENTH SERIES (2011) (the “Bonds”) pursuant to lawful authorization by Aflac Incorporated (the “Issuer”).

1.	Aggregate Principal Amount, Date of Issuance, Denomination and Form

The aggregate principal amount of the Bonds is ¥15,800,000,000.

The date of issuance of the Bonds is July 8, 2011(the “Issue Date”).

The Bonds are issued in a denomination of ¥100,000,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

The Law Concerning Book-Entry Transfer of Corporate Bonds, Stocks, Etc. of Japan (Law No. 75, 2001, as amended) (the “Book-Entry Transfer Law”) shall apply to the Bonds, and the transfer of the Bonds, the Exchange (as defined in Condition 9) of the Bonds for Certificated Bonds (as defined in Condition 9) and other matters relating to the Bonds shall be dealt with in accordance with the Book-Entry Transfer Law and the business regulations and other rules (including the Business Guidelines for Handling U.S. Book-Entry Transfer Foreign Bonds, collectively, the “Business Rules”) from time to time adopted by the Book-Entry Transfer Institution (as defined in Condition 4) pursuant to the Book-Entry Transfer Law in relation to its services relating to book-entry transfer of corporate bonds, etc.

The certificates for the Bonds (the “Bond Certificates”) shall not be issued except in such exceptional events as provided under the Book-Entry Transfer Law where the holders of the Bonds (the “Bondholders”) may make a request for the issue of Bond Certificates. In the event that any Bond Certificates are issued, all expenses incurred in connection with the issue of the Bond Certificates shall be borne by the Issuer, the Bond Certificates to be issued shall be only in bearer form with unmatured interest coupons and the holders of Bond Certificates may not request that the Bond Certificates be exchanged for one or more Bond Certificates in registered form or divided or consolidated. If any Bond Certificates are issued, the manners of the calculation and payment of principal of and interest on the Bonds represented by the Bond Certificates, the exercise of the rights under the Bonds represented by the Bonds Certificates by the holders of the Bond Certificates and the transfer of the Bonds represented by the Bonds Certificates, and all other matters in respect of the Bonds represented by the Bonds Certificates, shall be subject to the then applicable Japanese laws and regulations and prevailing market practice. In the event of any inconsistency between the provisions of these Conditions of Bonds and the then applicable Japanese laws and regulations and prevailing market practice as aforesaid, such Japanese laws and regulations and market practice as aforesaid shall prevail.

The provisions of the preceding paragraph shall not affect any Bondholder’s right to request the Exchange of a Bond for a Certificated Bonds, as provided in Condition 9.

If any Bond Certificates are issued pursuant to this Condition 1 or Condition 9, the following legends shall be printed in English at the bottom of the face side of the Bond Certificates and any coupons relating thereto:

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“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code of 1986, as amended and Treasury Regulations promulgated thereunder.

This bond/coupon has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the benefit of any U.S. person (each as defined in Regulation S under the Securities Act).”

2.	Status of the Bonds and Negative Pledge

(1)

The Bonds are direct, unconditional, unsubordinated and (except where any security is provided for the Bonds as set forth in Condition 2(2) below) unsecured obligations of the Issuer, and rank and will rank pari passu without any preference among themselves with all other outstanding unsecured and unsubordinated obligations, present and future (other than obligations preferred by mandatory provisions of law) of the Issuer.

(2)

So long as any of the Bonds remain outstanding, the Issuer will not and will not permit any Principal Subsidiary to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a Lien upon any shares of the Voting Shares of the Principal Subsidiary which shares are owned by the Issuer or any Principal Subsidiary without effectively providing that the Bonds shall be secured equally and ratably with, or prior to, to the same extent and for so long as any such secured indebtedness is so secured.

This obligation shall not apply to Liens upon any shares of Voting Shares of any Person existing at the time such Person becomes a Principal Subsidiary and any extensions, renewals or replacements thereof.

(3)

So long as any of the Bonds remain outstanding, the Issuer will not and will not permit any Principal Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Voting Shares of any Principal Subsidiary, unless:

(i)

the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Issuer or of one of its Principal Subsidiary;

(ii)

all of the Voting Shares of a Principal Subsidiary then owned by the Issuer or by its Principal Subsidiary is disposed of in a single transaction or in a series of related transactions, for a consideration consisting of cash or other property the fair market value of which is at least equal to the fair market value (as determined in good faith by the board of directors of the Issuer or any committee of such board of directors duly authorized to act on its behalf) of such Voting Shares;

(iii)	the issuance, sale, assignment, transfer or other disposition is made to the Issuer or another Principal Subsidiary; or

(iv)

after giving effect to the issuance, sale, assignment, transfer or other disposition, the Issuer and its Principal Subsidiary would own directly or indirectly at least 80% of the issued and outstanding Voting Shares of such Principal Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the fair market value of such Voting Shares (as determined in good faith by the board of directors of the

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Issuer or any committee of such board of directors duly authorized to act on its behalf).

Notwithstanding the foregoing, the Issuer may merge or consolidate any of its other Subsidiaries into or with another Person and it may sell, transfer or otherwise dispose of its business in accordance with Condition 12. Furthermore, the foregoing restriction will not prohibit any issuance or disposition of securities by any other Subsidiary.

(4)	For the purposes of these Conditions of Bonds:

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

“Person” means a legal person, including any individual, company, limited liability company, corporation, estate, partnership, limited liability partnership, joint venture, association, joint shares company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Principal Subsidiary” means: (i) American Family Life Assurance Company of Columbus, an insurance company domiciled in Nebraska, so long as it is a Subsidiary of the Issuer; (ii) any other present or future Subsidiary the Consolidated Total Assets of which constitute twenty (20) percent or more of the Consolidated Total Assets of the Issuer; and (iii) any Subsidiary that may succeed, by merger, consolidation or otherwise, to all or substantially all of the business or properties of any Subsidiary specified in (i) and (ii) above.

“Subsidiary” means any corporation, partnership or other entity of which at the time of determination the Issuer owns or controls directly or indirectly more than 50% of the shares of Voting Shares.

“Consolidated Total Assets” means, in respect of the Issuer as of any date of determination, the amount of total assets shown on the consolidated balance sheet of the Issuer and its consolidated subsidiaries contained in the most recent annual or quarterly report filed with the Director-General of Kanto Local Finance Bureau pursuant to the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), or if the Issuer is not then subject to the continuous disclosure obligation under the Financial Instruments and Exchange Law, the most recent annual or quarterly report filed with the Securities and Exchange Commission (in the absence of such report, the most recent annual report to shareholders) and, in respect of any Subsidiary as of any date of determination, the amount of total assets of such Subsidiary and its consolidated subsidiaries from which such consolidated balance sheet of the Issuer and its consolidated Subsidiaries was derived.

“Voting Shares” means shares of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, shares which carries only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

3.	Appointment of Fiscal Agent and Issuing, Paying and Exchange Agent and Non-appointment of Commissioned Company for Bondholders

(1)

Sumitomo Mitsui Banking Corporation acts as fiscal agent and issuing, paying and exchange agent (the “Fiscal Agent”) of the Issuer in respect of the Bonds. The Fiscal Agent shall perform the duties and functions provided for in these Conditions of Bonds, the Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated June 29, 2011 between the

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Issuer and the Fiscal Agent, and the Business Rules. The Fiscal Agent is acting solely as agent of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with the Bondholders. A copy of the Fiscal Agency Agreement to which these Conditions of Bonds are attached shall be kept at the Head Office of the Fiscal Agent and shall be made available for perusal or photocopying by any Bondholder during normal business hours. All expenses incurred for such photocopying shall be borne by the applicant therefor.

(2)	No commissioned company for bondholders is appointed in respect of the Bonds.

(3)

The Issuer may vary the appointment of the Fiscal Agent, provided that the appointment of the Fiscal Agent shall continue until the replacement Fiscal Agent (provided that such replacement agent shall be qualified to act as both issuing agent and paying agent pursuant to the Business Rules) shall be effectively appointed. In such case the Issuer shall give prior public notice thereof to the Bondholders in accordance with the Fiscal Agency Agreement and Condition 15.

As at the effective date of the appointment, the replacement Fiscal Agent shall succeed to and be substituted for the Fiscal Agent, and shall perform its duties and functions provided for in these Conditions of Bonds, the Fiscal Agency Agreement and the Business Rules, with the same effect as if the replacement Fiscal Agent had been named as the Fiscal Agent therein and herein.

(4)

The Issuer shall, without delay, appoint a replacement Fiscal Agent (provided that such replacement agent shall be qualified to act as both issuing agent and paying agent pursuant to the Business Rules) and give public notice to that effect to the Bondholders if the Book-Entry Transfer Institution notifies the Issuer that the Fiscal Agent will be disqualified as a designated issuing agent or paying agent in accordance with the Fiscal Agency Agreement and Condition 15.

4.	Book-Entry Transfer Institution

In relation to the Bonds, Japan Securities Depository Center, Incorporated (the “Book-Entry Transfer Institution”) acts as book-entry transfer institution (furikae kikan) under the Book-Entry Transfer Law.

In these Conditions of Bonds, all references to the Book-Entry Transfer Institution shall be deemed to include any successor book-entry transfer institution as designated by a competent minister pursuant to the Book-Entry Transfer Law.

5.	Interest

The Bonds shall bear interest at the rate of 1.84% per annum of their principal amount.

The Bonds shall bear interest from and including July 9, 2011, payable semi-annually in arrears on January 8 and July 8 of each year in respect of the six (6)-month period to and including each such date (each an “Interest Period”); provided, however, that interest in respect of the period ending on the final Delivery Date (as defined in Condition 9) shall not be payable on any Bonds for which an Exchange has been made on the final Exchange Date (as Defined in Condition 9) in accordance with Condition 9, and in lieu of such payment, an amount equivalent to the relevant interest for the final Interest Period shall be paid on the final Delivery Date as the interest on the Certificated Bonds issued upon such Exchange.

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Interest for any period of other than six (6) months shall be payable for the actual number of days included in such period computed on the basis of a 365-day year. Each date set for payment of interest in this Condition 5 is hereinafter referred to as an “Interest Payment Date”.

The Bonds shall cease to bear interest from but excluding the date on which they become due for redemption; provided, however, that should the Issuer fail to redeem any of the Bonds when due, then interest shall be paid at the interest rate specified above for the actual number of days of the period from but excluding the due date for redemption of a Bond to and including the date of the actual redemption of such Bond, computed on the basis of a 365-day year. Such period, however, shall not exceed the fourteenth (14th) day counting from the date on which a public notice has been given by the Issuer or the Fiscal Agent in accordance with the fourth paragraph of Condition 7.

6.	Redemption and Purchase

(1)	Unless previously redeemed or purchased and cancelled or exchanged, the Bonds shall be redeemed on July 8, 2016 (the “Maturity Date”) at a price equal to their principal amount.

(2) (I)

The Bonds may be redeemed, as a whole but not in part, at the option of the Issuer upon such prior notice of redemption (which notice shall be irrevocable) to the Bondholders as set forth below, at a price equal to their principal amount, together with any interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or rulings, which amendment or change is effective after the date of issue of the Bonds, the Issuer will become obligated to pay Additional Amounts (as defined in Condition 8) pursuant to Condition 8 on the next succeeding Interest Payment Date, (i) unless such obligation to pay Additional Amounts can be avoided by the use of reasonable measures available to the Issuer, and (ii) provided that (x) no such notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Bonds then due and (y) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to the giving of any notice of redemption to the Bondholders pursuant to the preceding paragraph, the Issuer shall deliver to the Fiscal Agent a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and an opinion of an independent legal counsel of recognized standing to the Issuer to such effect based on such statements of facts.

If the Issuer becomes obligated to pay any Additional Amount pursuant to Condition 8 and the Issuer is, in the opinion of an independent legal counsel of recognized standing with respect to tax matters, prohibited by United States law from paying all or any part of such Additional Amount, the Issuer shall, as soon as practicable but not later than the fortieth (40th) day after (i) the occurrence of the events giving rise to the obligations of the Issuer to pay the Additional Amount or (ii) the date on which such United States law becomes effective, whichever is later, redeem the Bonds as a whole, but not in part, at a price equal to their principal amount, together with interest accrued to the date fixed for redemption (but subject to applicable United States law), upon giving notice to the Fiscal Agent in writing stating that the Issuer would be obligated to pay such Additional Amount and that it is prohibited by United States law from paying the same and stating in reasonable detail the facts and

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circumstances giving rise to such prohibition and setting forth the proposed redemption date. Such notice shall be accompanied by an opinion of an independent legal counsel of recognized standing, stating to the effect that the Issuer would be obligated to pay such Additional Amount and that the Issuer is prohibited by United States law from paying the same. Upon making such payment of the principal amount and accrued interest (but exclusive of such Additional Amounts) as provided in this Condition 6(2)(I), the Issuer shall be discharged in full from any further obligation as to principal of or interest on the Bonds.

The certificate and the opinion given under this Condition 6(2)(I) shall be kept at the Head Office of the Fiscal Agent promptly after the Fiscal Agent receives them and up to the expiry of one month after the redemption date, and shall be made available for perusal or photocopying by any Bondholder during normal business hours. All expenses incurred for such photocopying shall be borne by the applicant therefor.

The Issuer shall give any notice to the Fiscal Agent pursuant to this Condition 6(2)(I) at least thirty (30) days prior to the proposed redemption date and shall give public notice of such matters to the Bondholders at least fourteen (14) days prior to such redemption date.

(II)

In addition, if the Issuer determines that any payment made outside the United States by the Issuer or any paying agent of the full amount of principal or interest due with respect to any Bond would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Issuer, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bond who is a non-U.S. person, as defined in Condition 8, the Issuer at its election may either (A) redeem the Bonds, as a whole but not in part, upon not less than thirty (30) nor more than sixty (60) days prior redemption notice to the Bondholders, at a price equal to their principal amount, together with any interest accrued to the date fixed for redemption, or (B) if, and so long as, the conditions set forth in Condition 8(2) are satisfied, pay the Additional Amounts specified therein; provided, however, that this sentence shall not apply to such a requirement (i) which would not be applicable to a payment made by the Issuer or the paying agent, (x) directly to the beneficial owner or (y) to any custodian, nominee or other agent of the beneficial owner, or (ii) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a non-U.S. person, provided, in each case referred to in clauses (i) (y) and (ii), that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement. The Issuer will make such determination and election and will notify the Fiscal Agent thereof (the “Determination Notice”) as soon as practicable and within fifteen (15) days therefrom give public notice of such determination to the Bondholders as set forth below, in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Issuer will redeem the Bonds or will pay the Additional Amounts as specified in Condition 8 and (if any) the last date by which the redemption of the Bonds must take place. If the Issuer elects to redeem the Bonds pursuant to clause (A) above, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Issuer elects by notice to the Fiscal Agent at least seventy-five (75) days before such date. The Issuer will promptly thereafter give public notice of redemption of the Bonds to the Bondholders as set forth in clause (A) above. Notwithstanding the foregoing, the Issuer will not so redeem the Bonds or permit redemption of the Bonds, as the case may be, if the Issuer subsequently determines not less than thirty (30) days prior to the date fixed for redemption that subsequent payments on such Bonds would not be subject to any such requirement, in which case the Issuer will

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promptly notify the Fiscal Agent and will give public notice of that determination to the Bondholders at least fourteen (14) days prior to such redemption date, and any earlier redemption notice will thereupon be revoked and of no further effect.

All expenses necessary for the procedures under this Condition 6(2) shall be borne by the Issuer.

(3)

The Issuer or any of its Subsidiaries may at any time purchase the Bonds in the open market or otherwise and hold or cancel them, except otherwise provided for by applicable laws and in the Business Rules.

(4)	Except as otherwise provided in these Conditions of Bonds, the Issuer may not repay principal of the Bonds in whole or in part prior to the maturity thereof.

7.	Payment

Payment of principal of and interest in respect of a Bond shall be made by the Fiscal Agent (in its capacity as paying agent) through the relevant account management institution (kouza kanri kikan) or directly to the Bondholders in accordance with the Book-Entry Transfer Law and the Business Rules. Notwithstanding the foregoing, at the time when the Fiscal Agent (in its capacity as paying agent) allocated the necessary funds for the payment of principal of or interest on the Bonds received by it from the Issuer to the relevant participants (kiko kanyusha) which have opened their accounts to make book-entry transfer of the Bonds at the Book-Entry Transfer Institution, the Issuer shall be released from any obligation of such payment under these Conditions of Bonds.

All payments of principal of and interest on the Bonds, whether or not on any Interest Payment Date, shall be made in Japanese yen.

If any due date for the payment of principal of or interest on the Bonds falls on a day which is not a day on which banks are open for business in Tokyo, Japan (a “Business Day”), the Bondholders shall not be entitled to payment of the amount due until the next following Business Day, nor shall they be entitled to the payment of any further or additional interest or other payment in respect of such delay.

If the full amount of principal of or interest on the Bonds payable on any due date is received by the Fiscal Agent after such due date, the Issuer shall, or shall cause the Fiscal Agent to, give public notice to that effect and of the method of payment to the Bondholders as soon as practicable but not later than fourteen (14) days after receipt of such amount by the Fiscal Agent. If the date of payment or the method of payment (or both) cannot be determined at the time of such receipt, the Issuer or the Fiscal Agent shall give public notice to the Bondholders of the receipt of such amount and of the date and/or the method of payment to the extent having been determined, and, subsequently, give public notice to the Bondholders of the date and/or the method of payment as soon as practicable after such undetermined items are determined. All expenses incurred in connection with the said public notice shall be borne by the Issuer.

No paying agent may be appointed by the Issuer in the United States or its possessions or make any payment of principal of or interest on the Bonds within the United States or its possessions.

No payment of principal of or interest on any Bond will be made at any office or branch of the Fiscal Agent in its capacity as paying agent, any replacement Fiscal Agent or any other paying agency appointed by the Issuer outside Japan, nor will any payment be made by transfer to an account maintained with a bank located in, or by check mailed to an address in, the United States or its possessions.

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8.	Taxation

(1)

Any payment of principal of or interest on the Bonds by the Issuer will be made without deduction or withholding for or on account of any present or future tax, assessment or other governmental charge, of whatever nature, imposed or levied upon or as a result of such payment by or within the United States or by or within any political subdivision or taxing authority thereof or therein, except as required by law. In such case, the Issuer will pay to any Bondholder who is a non-U.S. person (as defined below) such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of the principal of or interest on such Bond, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge, of whatever nature, imposed or levied upon or as a result of such payment by or within the United States or by or within any political subdivision or taxing authority thereof or therein will not be less than the amount provided for in such Bond to be then due and payable; provided, however, that the Issuer shall not be required to make any payment of Additional Amounts for or on account of:

(i)

any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such Bondholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Bondholder, if such Bondholder is an estate, trust, limited liability company, partnership or corporation) and the United States, including, without limitation, such Bondholder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)	any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or similar tax, assessment or other governmental charge;

(iii)

any tax, assessment or other governmental charge imposed by reason of such Bondholder’s past or present status as a controlled foreign corporation, personal holding company, a foreign personal holding company or a passive foreign investment company (as such terms are defined in the Code), as a corporation that accumulates earnings to avoid United States federal income tax, or as a foreign private foundation or other foreign tax-exempt organization with respect to the United States;

(iv)	any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments of principal of or interest (including interest on overdue principal, if any) on the Bonds;

(v)

any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on the Bonds, if such payment can be made without such withholding by any of the other paying agents of the Issuer in Asia;

(vi)

any tax, assessment or other governmental charge (including, without limitation, backup withholding tax) that would not have been imposed or withheld but for the failure to comply with certification, identification, documentation or information reporting requirements (including submission of a certificate satisfying the requirements of U.S. Treasury Regulations Section 1.871-14(e)(3), and after the initial certificate has been delivered, an additional certificate (or certificates) satisfying the requirements of U.S. Treasury Regulations Section 1.871-14(e)(3))

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concerning the nationality, residence, identity or connection with the United States of a Bondholder or a beneficial owner of any Bond, if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or governmental charge; provided, however, that this shall apply only if such holder can comply with such certification, identification, documentation or information reporting requirements by the use of a procedure that is described in guidelines which have been established by the Book-Entry Transfer Institution at least 30 days prior to the time when such certification, identification, documentation or information reporting is required or that is otherwise developed and commonly used by participants in the securities market in Japan for compliance with such requirements;

(vii)

any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871 (h) (3) of the Code, and the regulations that may be promulgated thereunder) of the Issuer, or (B) a controlled foreign corporation, within the meaning of the Code, that is related to the Issuer through stock ownership; or

(viii)	any combination of items (i), (ii), (iii), (iv), (v), (vi) and (vii);

nor will Additional Amounts be paid with respect to any payment of principal of or interest on a Bond to any Bondholder that is a non-U.S. person that is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been such Bondholder.

“Non-U.S. person” means any person who, for United States federal income tax purposes, is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (v) otherwise subject to United States federal income tax on a net basis in respect of a Bond.

(2)

Notwithstanding the foregoing, if and so long as a certification, information, documentation or other reporting requirement with respect to any and all Bonds referred to in Condition 6(2)(II) would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Issuer may elect, by so stating in the Determination Notice, to have the provisions of this Condition 8(2) apply in lieu of the provisions of Condition 6(2)(II). In such event, the Issuer will pay as Additional Amounts with respect to any Bond the Issuer determines to be subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Issuer or any of its paying agents of principal of or interest due in respect of any Bond of which the beneficial owner is a non-U.S. person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any paying agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge that (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or that can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a non-U.S. person; provided, however, in each case that payment by such

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custodian, nominee or agent to such beneficial owner is not otherwise subject to any reporting requirement referred to in this Condition 8(2), (ii) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner or (iii) would not be applicable to a payment made by any other paying agent of the Issuer in Asia), will not be less than the amount provided for in such Bond to be then due and payable.

(3)

Any reference in these Conditions of Bonds to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable in respect of principal or interest, respectively, under this Condition 8.

9.	Exchange for Certificated Bond

(1)

Unless previously redeemed or purchased and cancelled as provided in Condition 6, any Bondholder is entitled to submit a request (the “Request for Exchange”) to the Issuer in accordance with this Condition 9, to exchange any Bond held by such Bondholder for a certificated bond issued by the Issuer with terms and conditions substantially in the form of Exhibit A attached to these Conditions of Bonds (each, a “Certificated Bond”) (such exchange is hereafter referred to as the “Exchange”) on an Exchange Date (as defined below) with the delivery of a certificate for such Certificated Bond to be made by the Exchange Agent (as defined below) on the corresponding Delivery Date (as defined below) or thereafter. The forms of the certificate and any coupon for the Certificated Bonds shall be substantially as set forth in Exhibits B and C, respectively (the “Certificated Bond Certificates” and “Certificated Bond Coupons”, respectively), and Exhibits A, B and C shall constitute an integral part of these Conditions of Bonds.

(2)

When a Bondholder makes the Request for Exchange with respect to a Bond held by such Bondholder to effect an Exchange on a given Exchange Date, such Bondholder must submit a completed Request for Exchange, in the form predetermined by the Exchange Agent, during the Exchange Request Period (as defined below) in respect of such Exchange Date, together with appropriate self-identification documents and any other documents predetermined by the Exchange Agent, in person or through an agent, at the Head Office of the Exchange Agent or by mailing to such Head Office. The Bondholder shall not be obliged to pay any fee or expenses for the Exchange.

“Exchange Agent” means the Fiscal Agent acting in the capacity of exchange agent.

“Exchange Date” means (i) January 8, 2012, being the first Exchange Date, (ii) subsequent to the first Exchange Date, (a) each of the Interest Payment Dates set forth in Condition 5 other than the Maturity Date and (b) the date two Business Days prior to the Maturity Date set forth in Condition 6(1).

“Exchange Request Period” means (i) with respect to the first Exchange Date, the period from and including July 9, 2011 to and including the date which is 50 days prior to the Delivery Date in respect of the first Exchange Date and (ii) with respect to each subsequent Exchange Date, the period from and including the date which is 49 days prior to the Delivery Date immediately preceding the Delivery Date in respect of such Exchange Date to and including the date which is 50 days prior to the Delivery Date in respect of such Exchange Date; provided, however, that no submission of a Request for Exchange shall be allowed on any date that is not a Business Day even if such date falls during the Exchange Request Period.

“Delivery Date” means (i) in the case of any Interest Period other than the final Interest Period, the relevant Exchange Date and (ii) in the case of the final Interest Period, the Maturity Date.

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(3)

When the Exchange Agent accepts the Request for Exchange, the Exchange Agent shall provide (i) a receipt of the Request for Exchange and (ii) an application for transfer of book-entry bond (the “Application for Transfer of Book-Entry Bond”), in the form determined by the Exchange Agent, to the Bondholder who has duly made such Request for Exchange in accordance with Condition 9(2) (the “Requesting Bondholder”).

(4)

The Requesting Bondholder shall transfer the Bond to be exchanged from its account to the account of the Issuer as of the Exchange Date. In order to execute such transfer, immediately following the expiration of the relevant Exchange Request Period, and in no event later than the fifth Business Day (including such date) prior to the relevant Exchange Date, the Requesting Bondholder must submit the Application for Transfer of Book-Entry Bond to the Book-Entry Transfer Institution or the relevant account management institution (kouza kanri kikan) with which such Requesting Bondholder has established an account in its own name to hold the relevant Bond, requesting the transfer of the relevant Bond to a specified account in the name of the Issuer.

(5)

Upon completion of the transfer of the Bond from the Requesting Bondholder to the Issuer as of the Exchange Date, the Issuer shall, or shall cause the Exchange Agent to, promptly cancel such Bond and issue the Certificated Bond to the Requesting Bondholder, in exchange for the transfer of such Bond. For the avoidance of doubt, with respect to any Interest Period other than the final Interest Period, the interest on a Bond that is due on the Interest Payment Date that falls on an Exchange Date shall be paid as interest on the Bond in book-entry form in accordance with the Business Rules prior to the transfer of such Bond from the Requesting Bondholder to the Issuer as of the relevant Exchange Date.

(6)

When the Certificated Bond is issued on the Exchange Date, the Issuer shall, on the Delivery Date or thereafter, deliver without delay to the Requesting Bondholder the Certificated Bond Certificates representing such Certificated Bond together with the relevant Certificated Bond Coupons in accordance with the provisions separately predetermined by the Exchange Agent.

(7)

If any tax, assessment or other governmental charge is imposed upon the issuance of the Certificated Bond pursuant to an Exchange or the transfer of a Bond to the Issuer relating to a Request for Exchange in accordance with this Condition 9, the Issuer shall not be liable for any such tax, assessments or other governmental charges relating to such Exchange.

10.	Events of Default

If any of the following events (“Events of Default”) shall have occurred and be continuing:

(A)

The Issuer shall fail to pay any part of the principal of, or premium, including the Additional Amounts, when applicable, if any, on any of the Bonds as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

(B)

The Issuer shall fail to pay any installment of interest on any of the Bonds, as and when the same shall become due and payable, and such default shall not have been remedied by the Issuer within a period of thirty (30) days after the due date; or

(C)

The Issuer shall fail to duly perform or observe any other covenant or agreement contained in any of the Bonds (including these Conditions of Bonds) and such default shall not have been remedied within a period of ninety (90) days after the date on which written notice of such failure, requiring the Issuer to remedy the same, first shall have been given to the Fiscal Agent at its Head Office on behalf of the Issuer by a Bondholder or by Bondholders acting jointly, in either case, holding at least 25% in aggregate principal amount of the Bonds at the

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time outstanding (at the time of giving such notice, such Bondholder(s) shall present, at the Head Office of the Fiscal Agent, the certificate (the “Certificate”) certifying holding of the relevant Bond issued by the Book-Entry Transfer Institution or the relevant account management institution (kouza kanri kikan) with which the relevant Bondholder has opened its account to have the Bond recorded); or

(D)

(a) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of the Issuer for money borrowed (or the payment of which is guaranteed by the Issuer), which issue has an aggregate outstanding principal amount of not less than U.S.$100,000,000 (or its equivalent in any other currency or currencies), and such default shall have resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (b) a default in any payment when due at final stated maturity of any such Indebtedness outstanding in an aggregate principal amount of not less than U.S.$100,000,000 (or its equivalent in any other currency or currencies) and, in each case, such default shall not have been remedied within a period of fifteen (15) days after the date on which written notice of such default, requiring the Issuer to remedy the same, first shall have been given to the Fiscal Agent at its Head Office on behalf of the Issuer by a Bondholder or by Bondholders acting jointly, in either case, holding at least 25% in aggregate principal amount of the Bonds at the time outstanding (at the time of giving such notice, such Bondholder(s) shall present, at the Head Office of the Fiscal Agent, the Certificate); or

(E)

A decree or order is entered by a court having jurisdiction (a) for relief in respect of the Issuer or any Principal Subsidiary in an involuntary case or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or any similar law of any other jurisdiction or (b) adjudging the Issuer or any Principal Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Principal Subsidiary under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Principal Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 120 consecutive days; or

(F)

The Issuer or any Principal Subsidiary institutes a voluntary case or proceeding under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Issuer or any Principal Subsidiary consents to the entry of a decree or order for relief in respect of the Issuer or any Principal Subsidiary in any involuntary case or proceeding under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction or to the institution of bankruptcy or insolvency proceedings against the Issuer or any Principal Subsidiary, or the Issuer or any Principal Subsidiary files a petition or answer or consent seeking reorganization or relief under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Issuer or any Principal Subsidiary or of any substantial part of its property, or makes an

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assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action;

then, (i) in the case of the occurrence of an Event of Default specified in (A), (B), (C) or (D) above, any Bond shall, at the option of and upon written notice to the Fiscal Agent at its Head Office on behalf of the Issuer by the then holder thereof (at the time of giving such notice, such Bondholder shall present, at the Head Office of the Fiscal Agent, the Certificate), become due and payable upon the date that such written notice is received by the Fiscal Agent on behalf of the Issuer, unless such Bond shall have already become due and payable prior to such date; or (ii) in the case of the occurrence of an Event of Default specified in (E) or (F) above, the Bonds then outstanding shall automatically and immediately become due and payable upon the occurrence of such Event of Default without any declaration or other act on the part of the holder thereof, unless such Bond shall have already become due and payable prior to the occurrence of such Event of Default, in any such case under (i) or (ii) above, at its principal amount, together with interest accrued to and including the date on which such Bond so became due and payable, unless prior to such date all Events of Default in respect of all the Bonds shall have been cured. The written notice given by any Bondholder under this paragraph may be withdrawn by such Bondholder by giving written notice to that effect to the Fiscal Agent at its Head Office on behalf of the Issuer at any time before payment in respect of the relevant Bond is made by the Issuer.

If (i) any of the events specified in items (C) through (F) above has occurred or (ii) any circumstance exists which would with the lapse of time or the giving of notice or both constitute any of such events, the Issuer shall, immediately or in case of (ii) above immediately when such circumstance comes to knowledge of the Issuer, notify the Fiscal Agent of such event and give public notice of such event to the Bondholders. If the event specified in item (A) or (B) above or any circumstance exists which would with the lapse of time constitute such event shall have occurred and be continuing, the Issuer shall also immediately notify the Fiscal Agent of such event and give public notice of such event to the Bondholders.

For the purpose of this Condition 10, the Certificated Bonds shall be deemed to constitute the same kind and class as the Bonds and be aggregated when calculating the aggregate amount of Bonds then outstanding, and the Bonds, if any, then held by the Issuer or any Subsidiary shall be disregarded and deemed not to be outstanding.

For the purpose of these Conditions of Bonds:

“Indebtedness” of any Person means the principal of and premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of the Issue Date or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purpose of this definition, “indebtedness for money borrowed” means (i) any obligation of , or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by, bonds, debentures, notes or other written instruments and (ii) any obligation of, or any such obligation guaranteed by, any Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or business (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within six (6) months from the date on which such indebtedness was created).

11.	Bondholders’ Meetings

(1)	The bondholders’ meeting in respect of the Bonds shall constitute a single bondholders’ meeting together with the bondholders’ meeting in respect of the Certificated Bonds as if the

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Bonds and the Certificated Bonds were the same kind and class, and both such meetings shall be convened, discussed and resolved as a single meeting. Accordingly, in this Condition 11, the Certificated Bonds shall be deemed to constitute the same kind and class as the Bonds and be aggregated when calculating the aggregate amount of Bonds then outstanding and for the purpose of adopting resolutions. The “Bond(s)” and “Bondholder(s)” under this Condition 11 shall, unless the context requires otherwise, mean the Bond(s) and the Certificated Bond(s) and the holders of the Bond(s) and the Certificated Bond(s), respectively.

(2)

The Issuer shall convene a Bondholders’ meeting to consider any matters which relate to the interests of Bondholders in the event: that Bondholders holding one-tenth (1/10) or more of the aggregate principal amount of the Bonds then outstanding, acting either jointly or individually, so request in writing to the Fiscal Agent at its Head Office, provided that such Bondholders (excluding the holders of the Certificated Bonds) shall have presented to the Fiscal Agent the Certificates; or that the Issuer should deem it necessary to hold a Bondholders’ meeting by giving written notice at least thirty-five (35) days prior the proposed date of the meeting to the Fiscal Agent.

When a Bondholders’ meeting is to be convened, the Issuer shall give public notice of the Bondholders’ meeting at least twenty-one (21) days prior to the date of such meeting; and ensure that the Fiscal Agent, on behalf of the Issuer, shall take the steps necessary for the convocation of the Bondholders’ meeting and to expedite the proceedings thereof.

(3)

The Bondholders may exercise their vote by themselves at the relevant Bondholders’ meeting, by proxy, or in writing or (in the event the Issuer permits the exercise of the voting rights by electronic method) by an electronic method pursuant to the rules established by the Issuer or the Fiscal Agent on behalf of the Issuer. At any Bondholders’ meeting, each Bondholder shall have voting rights in proportion to the principal amount of the Bonds (for the time being outstanding) held by him; provided, however, that (in the case of the Bonds other than the Certificated Bonds) the Certificates shall have been presented to the Fiscal Agent at its Head Office, at least seven (7) days prior to the date set for such meeting and to the Issuer or the Fiscal Agent at such meeting, on the date thereof; and, provided, further, that the Bondholder shall not make an application for book-entry transfer or an application for obliteration of the Bonds unless he returns the Certificate so issued to the Book-Entry Transfer Institution or the relevant account management institution of such Bondholder. The Issuer may have its representative attend such meeting and express its opinion thereat.

(4)

Resolutions at such Bondholders’ meeting shall be passed by more than one-half (1/2) of the aggregate amount of voting rights held by the Bondholders who are entitled to exercise their voting rights (the “Voting Rights Holders”) and present at such meeting; provided, however, that Extraordinary Resolution is required with respect to the following items:

(a)	a grace of payment, an exemption from liabilities resulting from a default, or settlement, to be effected with respect to all the Bonds (other than the matters referred to in (b) below);

(b)	a procedural act to be made with respect to all the Bonds, or all acts pertaining to bankruptcy or similar proceedings;

(c)

the election or dismissal of representative(s) of the Bondholders who may be appointed and authorized by resolution of a Bondholders’ meeting to make decisions on matters to be resolved at a Bondholders’ meeting (provided such representative(s) must hold one-thousandth (1/1,000) or more of the aggregate

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principal amount of the Bonds (for the time being outstanding)) (the “Representative(s) of the Bondholders”) or an executor (the “Executor”) who may be appointed and authorized by resolution of a Bondholders’ meeting so as to execute the resolutions of the Bondholders’ meeting, or the change in any matters entrusted to them; and

(d)	any other matters where an Extraordinary Resolution is required under the provisions of these Conditions of Bonds or the applicable laws and regulations.

For the avoidance of doubt, the alteration of any provisions concerning the majority required to pass an Extraordinary Resolution or the items with respect to which an Extraordinary Resolution is required cannot be amended by the resolutions of the Bondholders’ meeting.

“Extraordinary Resolution” means a resolution passed at a Bondholders’ meeting by one-fifth (1/5) or more of the aggregate amount of the voting rights held by the Voting Rights Holders representing the aggregate principal amount of the Bonds then outstanding and two-thirds (2/3) or more of the aggregate amount of the voting rights held by the Voting Rights Holders present at such meeting.

For the purposes of calculating the number of votes exercised at a Bondholders’ meeting, the Bondholders who have exercised their votes by proxy or in writing or (in the event the Issuer permits the exercise of the voting rights by electronic method) by an electronic method shall be deemed to have attended and voted at such meeting.

(5)

The resolution passed pursuant to this Condition 11 shall be binding on all the Bondholders whether present or not at such Bondholders’ meeting to the extent permitted by the applicable Japanese law, and shall be carried out by the Representative(s) of the Bondholders or the Executor.

(6)	For the purpose of this Condition 11, the Bonds then held by the Issuer or any Subsidiary shall be disregarded and deemed not to be outstanding.

(7)	The Bondholders’ meetings shall be held in Tokyo, Japan.

(8)	All expenses necessary for the procedures under this Condition 11 shall be borne by the Issuer.

12.	Restrictions on Merger, Etc.

(1)

The Issuer shall not consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, and the Issuer shall not permit any Person to consolidate with or merge into the Issuer, unless:

(A)

(i) the issuer will be the surviving company in any merger or consolidation or (ii) in the case the Issuer shall consolidate with or merge into another Person or convey or transfer its assets substantially as an entirety to any Person, the person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer shall be a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an amendment to the Fiscal Agency Agreement to be executed by the Issuer, continuing corporation and the Fiscal Agent, the due and punctual payment of principal of and any premium and interest on the Bonds and the performance or observance of every covenant of the Bonds on the part of the Issuer to be performed or observed;

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(B)

immediately after giving effect to the consolidation, merger, conveyance or transfer, no Event of Default and no event which would, with the lapse of time or the giving of notice or both, become an Event of Default, shall have happened and be continuing;

(C)

immediately after giving effect to such transaction, the Bonds shall be eligible for book-entry transfer foreign bonds for which the Book-Entry Transfer Institution acts as book-entry transfer institution (furikae kikan) under the Book-Entry Transfer Law; and

(D)

the Issuer has delivered to the Fiscal Agent an officer’s or officers’ certificate and an opinion of an independent legal counsel of recognized standing that any such consolidation, merger, conveyance or transfer and such amendment to agreement, if any, comply with the provisions of this Condition 12 and that all conditions precedent herein provided for relating to such transactions have been complied with.

(2)

Upon any consolidation or merger by the Issuer with or into any other Person, or any conveyance or transfer by the Issuer of its properties and assets substantially as an entirety to any Person in accordance with Condition 12(1) above, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Bonds with the same effect as if such successor Person had been named as the Issuer in the Bonds and the Issuer (which term shall for this purpose mean Aflac Incorporated named as the “Issuer” in the first paragraph of these Conditions of Bonds or any successor Person which shall theretofore become such in the manner described in this Condition 12) shall thereupon be discharged from all obligations and covenants under the Bonds and may be dissolved and liquidated.

(3)

Prior to the time (if practicable and lawful) when such consolidation, merger, conveyance or transfer shall be referred to the shareholders of the Issuer for adoption or approval, and after such consolidation, merger, conveyance or transfer shall have taken effect, the Issuer (or, as the case may be, such successor or acquiring corporation) shall promptly notify the Fiscal Agent and give public notice of relevant matters to the Bondholders.

(4)

Copies of the above certificate and opinion shall be kept at the Head Office of the Fiscal Agent and shall be made available for perusal or photocopying by any Bondholder during business hours. All expenses incurred for such photocopying shall be borne by the applicant therefor.

(5)

For the avoidance of doubt, no consent of any Bondholder is required for the transactions contemplated in this Condition 12. All expenses necessary for the procedure under this Condition 12 shall be borne by the Issuer.

13.	Registration Book

The registration book for the Bonds shall be prepared and maintained and kept by the Fiscal Agent at its Head Office on behalf of the Issuer.

The registration book for the Bonds shall include the following U.S. tax information (in English):

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165 (j) and 1287 (a) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder.”

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14.	Prescription

The period of extinctive prescription shall be ten (10) years for the principal of the Bonds and five (5) years for interest on the Bonds.

15.	Notices

All public notices relating to the Bonds shall be published once in the Japanese Official Gazette (if possible) and once in a daily Japanese newspaper published in both Tokyo and Osaka reporting on general affairs. Direct notification to individual Bondholders need not be made. Such public notices to be given by the Issuer shall, upon the request and at the expense of the Issuer, be given by the Fiscal Agent on behalf of the Issuer. The Fiscal Agency Agreement provides that the Issuer shall request the Fiscal Agent in writing to give such public notices on behalf of the Issuer whenever necessary under these Conditions of Bonds.

16.	Currency Indemnity

In the event of a judgment or order being rendered or issued by any court for the payment of the principal of or interest on the Bonds or any other amount payable in respect of the Bonds, and such judgment or order being expressed in a currency other than Japanese yen, any amount received or recovered in such currency by any Bondholder in respect of such judgment or order shall only constitute a discharge to the Issuer to the extent of the amount received or recovered in Japanese yen and the Issuer undertakes to pay to such Bondholder the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in a currency other than Japanese yen is (or is to be treated as) converted for the purposes of any such judgment or order (or part thereof), and (ii) the date or dates of discharge of such judgment or order (or part thereof). To the extent permitted by any applicable law, the above undertaking shall constitute a separate and independent obligation of the Issuer from its other obligations, shall give rise to a separate and independent cause of action against the Issuer, shall apply irrespective of any indulgence granted by any Bondholder from time to time and shall continue in full force and effect notwithstanding any judgment or order.

17.	Governing Law and Jurisdiction

Except as to the authorization relating to the issue of the Bonds by the Issuer, the Bonds and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by and construed in accordance with the laws of Japan.

Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo, Japan.

Any legal action or other court procedural action against the Issuer arising from or relating to the Bonds or these Conditions of Bonds may be instituted, on a non-exclusive basis, in the Tokyo District Court, to the jurisdiction of which the Issuer hereby expressly, unconditionally and irrevocably agrees to submit.

The Issuer hereby appoints the Counsel of American Family Life Assurance Company of Columbus, Japan Branch as the authorized agent of the Issuer upon whom process and any judicial or other court documents may be served in any legal or other court procedural action arising from or relating to the Bonds or these Conditions of Bonds that may be instituted in Tokyo, Japan; the Issuer hereby designates the address from time to time of American Family Life Assurance Company of Columbus, Japan Branch in Tokyo, Japan, as the address to receive such process and any judicial or other court documents; and the Issuer hereby agrees to take, from time to time and so long as any of the Bonds shall remain outstanding, any and all action (including the execution and filing of any and all

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documents and instruments) that may be necessary to effect and to continue such appointment and designation in full force and effect. If at any time such agent shall not, for any reason, serve as such authorized agent, the Issuer shall immediately appoint, and it hereby undertakes to take any and all action that may be necessary to effect the appointment of, a successor authorized agent in Tokyo, Japan, and the Issuer shall promptly notify the Fiscal Agent of the appointment of such successor agent and make a public notice thereof.

Nothing in this Condition 17 shall affect the right of the Bondholders to institute legal action against the Issuer in any court of competent jurisdiction under applicable laws or to serve process in any manner otherwise permitted by law.

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(TRANSLATION)

Exhibit A

CONDITIONS OF BONDS (CERTIFICATED BONDS)

These Conditions of Bonds shall apply to any of the AFLAC INCORPORATED JAPANESE YEN CERTIFICATED BONDS - SEVENTH SERIES (2011) (the “Bonds”) to be issued pursuant to lawful authorization by Aflac Incorporated (the “Issuer”) upon an Exchange (as defined in Condition 9 of the conditions of the Book-Entry Bonds (as defined below)) of any of the AFLAC INCORPORATED JAPANESE YEN BONDS – SEVENTH SERIES (2011) (the “Book-Entry Bonds”).

1.	Aggregate Principal Amount, Denomination and Form

The aggregate principal amount of the Bonds is the aggregate amount of Book-Entry Bonds as to which an Exchange for Bonds has been effectuated on the same Exchange Date (as defined in Condition 9 of the conditions of the Book-Entry Bonds). All such Bonds shall be deemed to constitute the same kind and class with each other and with the Book-Entry Bonds and any Other Certificated Bonds (as defined in Condition 9).

The Bonds are issued in a denomination of ¥100,000,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

The certificates for the Bonds (the “Bond Certificates”) are issued exclusively in bearer form with interest coupons (the “Coupons”) attached thereto, and shall not be exchangeable for Bond Certificates in registered form.

2.	Status of the Bonds and Negative Pledge

(1)

The Bonds and the Coupons are direct, unconditional, unsubordinated and (except where any security is provided for the Bonds as set forth in Condition 2(2) below) unsecured obligations of the Issuer, and rank and will rank pari passu without any preference among themselves with all other outstanding unsecured and unsubordinated obligations, present and future (other than obligations preferred by mandatory provisions of law) of the Issuer.

(2)

So long as any of the Bonds remain outstanding, the Issuer will not and will not permit any Principal Subsidiary to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a Lien upon any shares of the Voting Shares of the Principal Subsidiary which shares are owned by the Issuer or any Principal Subsidiary without effectively providing that the Bonds shall be secured equally and ratably with, or prior to, to the same extent and for so long as any such secured indebtedness is so secured.

This obligation shall not apply to Liens upon any shares of Voting Shares of any Person existing at the time such Person becomes a Principal Subsidiary and any extensions, renewals or replacements thereof.

(3)

So long as any of the Bonds remain outstanding, the Issuer will not and will not permit any Principal Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Voting Shares of any Principal Subsidiary, unless:

(i)

the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Issuer or of one of its Principal Subsidiary;

(ii)

all of the Voting Shares of a Principal Subsidiary then owned by the Issuer or by its Principal Subsidiary is disposed of in a single transaction or in a series of related transactions, for a consideration consisting of cash or other property the fair market value of which is at least equal to the fair market value (as determined in good faith by the board of directors of the Issuer or any committee of such board of directors duly authorized to act on its behalf) of such Voting Shares;

(iii)	the issuance, sale, assignment, transfer or other disposition is made to the Issuer or another Principal Subsidiary; or

(iv)

after giving effect to the issuance, sale, assignment, transfer or other disposition, the Issuer and its Principal Subsidiary would own directly or indirectly at least 80% of the issued and outstanding Voting Shares of such Principal Subsidiary and such issuance, sale assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the fair market value of such Voting Shares (as determined in good faith by the board of directors of the Issuer or any committee of such board of directors duly authorized to act on its behalf).

Notwithstanding the foregoing, the Issuer may merge or consolidate any of its other Subsidiaries into or with another Person and it may sell, transfer or otherwise dispose of its business in accordance with Condition 11. Furthermore, the foregoing restriction will not prohibit any issuance or disposition of securities by any other Subsidiary.

(4)	For the purposes of these Conditions of Bonds:

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

“Person” means a legal person, including any individual, company, limited liability company, corporation, estate, partnership, limited liability partnership, joint venture, association, joint shares company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Principal Subsidiary” means: (i) American Family Life Assurance Company of Columbus, an insurance company domiciled in Nebraska, so long as it is a Subsidiary of the Issuer; (ii) any other present or future Subsidiary the Consolidated Total Assets of which constitute twenty (20) percent or more of the Consolidated Total Assets of the Issuer; and (iii) any Subsidiary that may succeed, by merger, consolidation or otherwise, to all or substantially all of the business or properties of any Subsidiary specified in (i) and (ii) above.

“Subsidiary” means any corporation, partnership or other entity of which at the time of determination the Issuer owns or controls directly or indirectly more than 50% of the shares of Voting Shares.

“Consolidated Total Assets” means, in respect of the Issuer as of any date of determination, the amount of total assets shown on the consolidated balance sheet of the Issuer and its consolidated subsidiaries contained in the most recent annual or quarterly report filed with the Director-General of Kanto Local Finance Bureau pursuant to the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), or if the Issuer is not then subject to the continuous disclosure obligation under the Financial Instruments and Exchange Law, the most recent annual or quarterly report filed with the Securities and Exchange Commission (in the absence of such report, the most recent annual report to shareholders) and, in respect of any Subsidiary as of any date of determination, the amount of total assets of such Subsidiary and its consolidated subsidiaries from which such consolidated balance sheet of the Issuer and its consolidated Subsidiaries was derived.

“Voting Shares” means shares of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, shares which carries only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

3.	Appointment of Fiscal and Paying Agent and Non-appointment of Commissioned Company for Bondholders

(1)

Sumitomo Mitsui Banking Corporation acts as fiscal and paying agent (the “Fiscal Agent”) of the Issuer in respect of the Bonds. The Fiscal Agent shall perform the duties and functions provided for in these Conditions of Bonds, the Fiscal and Paying Agency Agreement (the “Fiscal Agency Agreement”) dated June 29, 2011 between the Issuer and the Fiscal Agent. The Fiscal Agent is acting solely as agent of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with the holders of the Bonds (the “Bondholders”) or the holders of Coupons. A copy of the Fiscal Agency Agreement to which these Conditions of Bonds are attached shall be kept at the Head Office of the Fiscal Agent and shall be made available for perusal or photocopying by any Bondholder during normal business hours. All expenses incurred for such photocopying shall be borne by the applicant therefor.

(2)	No commissioned company for bondholders is appointed in respect of the Bonds.

(3)

If the Issuer varies the appointment of the fiscal agent in respect of the Book-Entry Bonds, then the Issuer shall vary the Fiscal Agent in respect of the Bonds, and the replacement fiscal agent in respect of the Book-Entry Bonds shall be appointed as the replacement Fiscal Agent in respect of the Bonds, provided that the appointment of the Fiscal Agent shall continue until the replacement Fiscal Agent in respect of the Bonds shall be effectively appointed. In such case the Issuer shall give prior public notice thereof to the Bondholders in accordance with the Fiscal Agency Agreement and Condition 14.

As at the effective date of the appointment, the replacement Fiscal Agent in respect of the Bonds shall succeed to and be substituted for the Fiscal Agent, and shall perform its duties and functions provided for in these Conditions of Bonds and the Fiscal Agency Agreement, with the same effect as if the replacement Fiscal Agent in respect of the Bonds had been named as the Fiscal Agent therein and herein.

4.	Interest

The Bonds shall bear interest at the same rate as the Book-Entry Bonds, which also appears on the face of the Bond Certificates.

The Bonds shall bear interest from and including the date immediately following the date of issue of the Bonds as stated on the face of the Bond Certificates (the “Issue Date”), payable semi-annually in arrears on January 8 and July 8 of each year in respect of the six (6)-month period to and including each such date (each an “Interest Payment Date”); provided, however, that where the Issue Date is the date two Business Days (as defined in Condition 6) prior to the Maturity Date (as defined in Condition 5), the amount payable in respect of interest on the Bonds on the Maturity Date shall be the amount which would have been payable as interest on the Book-Entry Bonds on the Maturity Date, but for the Exchange in respect thereof.

Interest for any period of other than six (6) months shall be payable for the actual number of days included in such period computed on the basis of a 365-day year.

The Bonds shall cease to bear interest from but excluding the date on which they become due for redemption; provided, however, that should the Issuer fail to redeem any of the Bonds when due, then interest shall be paid at the interest rate specified above for the actual number of days of the period from but excluding the due date for redemption of a Bond to and including the date of the actual redemption of such Bond, computed on the basis of a 365-day year. Such period, however, shall not exceed the fourteenth (14th) day counting from the date on which a public notice has been given by the Issuer or the Fiscal Agent in accordance with the fourth paragraph of Condition 6.

5.	Redemption and Purchase

(1)	Unless previously redeemed or purchased and cancelled, the Bonds shall be redeemed on July 8, 2016 (the “Maturity Date”) at a price equal to their principal amount.

(2) (I)

The Bonds may be redeemed, as a whole but not in part, at the option of the Issuer upon such prior notice of redemption (which notice shall be irrevocable) to the Bondholders and the holders of Coupons as set forth below, at a price equal to their principal amount, together with any interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or rulings, which amendment or change is effective after the date of issue of the Book-Entry Bonds, the Issuer will become obligated to pay Additional Amounts (as defined in Condition 7) pursuant to Condition 7 on the next succeeding Interest Payment Date, (i) unless such obligation to pay Additional Amounts can be avoided by the use of reasonable measures available to the Issuer, and (ii) provided that (x) no such notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Bonds then due and (y) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to the giving of any notice of redemption to the Bondholders and the holders of Coupons pursuant to the preceding paragraph, the Issuer shall deliver to the Fiscal Agent a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and an opinion of an independent legal counsel of recognized standing to the Issuer to such effect based on such statements of facts.

If the Issuer becomes obligated to pay any Additional Amount pursuant to Condition 7 and the Issuer is, in the opinion of an independent legal counsel of recognized standing with respect to tax matters, prohibited by United States law from paying all or any part of such Additional Amount, the Issuer shall, as soon as practicable but not later than the fortieth (40th) day after (i) the occurrence of the events giving rise to the obligations of the Issuer to pay the Additional Amount or (ii) the date on which such United States law becomes effective, whichever is later, redeem the Bonds as a whole, but not in part, at a price equal to their principal amount, together with interest accrued to the date fixed for redemption (but subject to applicable United States law), upon giving notice to the Fiscal Agent in writing stating that the Issuer would be obligated to pay such Additional Amount and that it is prohibited by United States law from paying the same and stating in reasonable detail the facts and circumstances giving rise to such prohibition and setting forth the proposed redemption date. Such notice shall be accompanied by an opinion of an independent legal counsel of recognized standing, stating to the effect that the Issuer would be obligated to pay such Additional Amount and that the Issuer is prohibited by United States law from paying the same. Upon making such payment of the principal amount and accrued interest (but exclusive of such Additional Amounts) as provided in this Condition 5(2)(I), the Issuer shall be discharged in full from any further obligation as to principal of or interest on the Bonds.

The certificate and the opinion given under this Condition 5(2)(I) shall be kept at the Head Office of the Fiscal Agent promptly after the Fiscal Agent receives them and up to the expiry of one month after the redemption date, and shall be made available for perusal or photocopying by any Bondholder during normal business hours. All expenses incurred for such photocopying shall be borne by the applicant therefor.

The Issuer shall give any notice to the Fiscal Agent pursuant to this Condition 5(2)(I) at least thirty (30) days prior to the proposed redemption date and shall give public notice of such matters to the Bondholders and the holders of Coupons at least fourteen (14) days prior to such redemption date.

(II)

In addition, if the Issuer determines that any payment made outside the United States by the Issuer or any paying agent of the full amount of principal or interest due with respect to any Bond would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Issuer, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bond or Coupon who is a non-U.S. person, as defined in Condition 7, the Issuer at its election may either (A) redeem the Bonds, as a whole but not in part, upon not less than thirty (30) nor more than sixty (60) days prior redemption notice to the Bondholders and the holders of Coupons, at a price equal to their principal amount, together with any interest accrued to the date fixed for redemption, or (B) if, and so long as, the conditions set forth in Condition 7(2) are satisfied, pay the Additional Amounts specified therein; provided, however, that this sentence shall not apply to such a requirement (i) which would not be applicable to a payment made by the Issuer or the paying agent, (x) directly to the beneficial owner or (y) to any custodian, nominee or other agent of the beneficial owner, or (ii) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a non-U.S. person, provided, in each case referred to in clauses (i) (y) and (ii), that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement. The Issuer will make such determination and election and will notify the Fiscal Agent thereof (the “Determination Notice”) as soon as practicable and within fifteen (15) days therefrom give public notice of such determination to the Bondholders and the holders of Coupons as set forth below, in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Issuer will redeem the Bonds or will pay the Additional Amounts as specified in Condition 7 and (if any) the last date by which the redemption of the Bonds must take place. If the Issuer elects to redeem the Bonds pursuant to clause (A) above, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Issuer elects by notice to the Fiscal Agent at least seventy-five (75) days before such date. The Issuer will promptly thereafter give public notice of redemption of the Bonds to the Bondholders and the holders of Coupons as set forth in clause (A) above. Notwithstanding the foregoing, the Issuer will not so redeem the Bonds or permit redemption of the Bonds, as the case may be, if the Issuer subsequently determines not less than thirty (30) days prior to the date fixed for redemption that subsequent payments on such Bonds would not be subject to any such requirement, in which case the Issuer will promptly notify the Fiscal Agent and will give public notice of that determination to the Bondholders and the holders of Coupons at least fourteen (14) days prior to such redemption date, and any earlier redemption notice will thereupon be revoked and of no further effect.

All expenses necessary for the procedures under this Condition 5(2) shall be borne by the Issuer.

(3)

The Issuer or any of its Subsidiaries may at any time purchase the Bonds in the open market or otherwise and hold or cancel them (in the case of cancellation, together with all unmatured Coupons appertaining thereto).

(4)	Except as otherwise provided in these Conditions of Bonds, the Issuer may not repay principal of the Bonds in whole or in part prior to the maturity thereof.

6.	Payment

The Fiscal Agent will act as the paying agent in respect of the Bonds (the “Paying Agent”). Payment of principal in respect of a Bond shall be made upon surrender of the Bond Certificate and payment of interest on the Bonds shall be made upon surrender of the relevant Coupon, at the office of the Paying Agent set forth in this Condition 6, except as provided in Condition 8.

Any Bond Certificate surrendered for redemption shall be presented together with all unmatured Coupons appertaining thereto, failing which the face value of any missing unmatured Coupons shall be deducted from the principal; provided, however, that the holder of any such missing Coupon may, upon surrender of such Coupon within the prescription period of five years from the relevant Interest Payment Date, receive the amount so deducted.

All payments of principal of and interest on the Bonds, whether or not on any Interest Payment Date, shall be made in Japanese yen.

If any due date for the payment of principal of or interest on the Bonds falls on a day which is not a day on which banks are open for business in Tokyo, Japan (a “Business Day”), the Bondholders or holders of Coupons shall not be entitled to payment of the amount due until the next following Business Day, nor shall they be entitled to the payment of any further or additional interest or other payment in respect of such delay.

If the full amount of principal of or interest on the Bonds payable on any due date is received by the Fiscal Agent after such due date, the Issuer shall, or shall cause the Fiscal Agent to, give public notice to that effect and of the method of payment to the Bondholders or the holders of Coupons as soon as practicable but not later than fourteen (14) days after receipt of such amount by the Fiscal Agent. If the date of payment or the method of payment (or both) cannot be determined at the time of such receipt, the Issuer or the Fiscal Agent shall give public notice to the Bondholders or the holders of Coupons of the receipt of such amount and of the date and/or the method of payment to the extent having been determined, and, subsequently, give public notice to the Bondholders or the holders of Coupons of the date and/or the method of payment as soon as practicable after such undetermined items are determined. All expenses incurred in connection with the said public notice shall be borne by the Issuer.

The name of the Paying Agent and its specified offices at which the payment of principal of and interest on the Bonds will be made are set out below:

Sumitomo Mitsui Banking Corporation - Head Office

The Issuer reserves the right at any time to replace or appoint additional or other paying agents. Notice of any change in or addition to the paying agents or their specified offices will be published in advance in accordance with Condition 14 below.

No paying agent may be appointed by the Issuer in the United States or its possessions or make any payment of principal of or interest on the Bonds within the United States or its possessions.

No payment of principal of or interest on any Bond will be made at any office or branch of the Fiscal Agent in its capacity as paying agent, any replacement Fiscal Agent or any other paying agency appointed by the Issuer outside Japan, nor will any payment be made by transfer to an account maintained with a bank located in, or by check mailed to an address in, the United States or its possessions.

7.	Taxation

(1)

Any payment of principal of or interest on the Bonds or the Coupons by the Issuer will be made without deduction or withholding for or on account of any present or future tax, assessment or other governmental charge, of whatever nature, imposed or levied upon or as a result of such payment by or within the United States or by or within any political subdivision or taxing authority thereof or therein, except as required by law. In such case, the Issuer will pay to any Bondholder or holder of a Coupon who is a non-U.S. person (as defined below) such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of the principal of or interest on such Bond or Coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge, of whatever nature, imposed or levied upon or as a result of such payment by or within the United States or by or within any political subdivision or taxing authority thereof or therein will not be less than the amount provided for in such Bond or Coupon to be then due and payable; provided, however, that the Issuer shall not be required to make any payment of Additional Amounts for or on account of:

(i)

any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such Bondholder or holder of Coupon (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Bondholder or holder of Coupon, if such Bondholder or holder of Coupon is an estate, trust, limited liability company, partnership or corporation) and the United States, including, without limitation, such Bondholder or holder of Coupon (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a Bond or Coupon for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(ii)	any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or similar tax, assessment or other governmental charge;

(iii)

any tax, assessment or other governmental charge imposed by reason of such Bondholder’s or holder’s of Coupon past or present status as a controlled foreign corporation, personal holding company, a foreign personal holding company or a passive foreign investment company (as such terms are defined in the Code), as a corporation that accumulates earnings to avoid United States federal income tax, or as a foreign private foundation or other foreign tax-exempt organization with respect to the United States;

(iv)

any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments of principal of or interest (including interest on overdue principal, if any) on the Bonds or Coupons;

(v)

any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on the Bonds, if such payment can be made without such withholding by any of the other paying agents of the Issuer in Asia;

(vi)	any tax, assessment or other governmental charge (including, without limitation, backup withholding tax) that would not have been imposed or withheld but for the failure to comply with certification, identification, documentation or information reporting requirements (including submission of a certificate satisfying the requirements of U.S. Treasury Regulations Section 1.871-14(e)(3), and after the initial certificate has been delivered, an additional certificate (or certificates) satisfying the requirements of U.S. Treasury Regulations Section 1.871-14(e)(3)) concerning the nationality, residence, identity or connection with the United States of such Bondholder or holder of Coupon or a beneficial owner of any Bond or Coupon, if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or governmental charge;

(vii)

any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871 (h) (3) of the Code, and the regulations that may be promulgated thereunder) of the Issuer, or (B) a controlled foreign corporation, within the meaning of the Code, that is related to the Issuer through stock ownership; or

(viii)	any combination of items (i), (ii), (iii), (iv), (v), (vi) and (vii);

nor will Additional Amounts be paid with respect to any payment of principal of or interest on a Bond or Coupon to any Bondholder or holder of Coupons that is a non-U.S. person that is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been such Bondholder or holder of Coupon.

“Non-U.S. person” means any person who, for United States federal income tax purposes, is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (v) otherwise subject to United States federal income tax on a net basis in respect of a Bond.

(2)

Notwithstanding the foregoing, if and so long as a certification, information, documentation or other reporting requirement with respect to any and all Bonds or Coupons referred to in Condition 5(2)(II) would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Issuer may elect, by so stating in the Determination Notice, to have the provisions of this Condition 7(2) apply in lieu of the provisions of Condition 5(2)(II). In such event, the Issuer will pay as Additional Amounts with respect to any Bond or Coupon the Issuer determines to be subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Issuer or any of its paying agents of principal of or interest due in respect of any Bond or Coupon of which the beneficial owner is a non-U.S. person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any paying agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge that (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or that can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a non-U.S. person; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any reporting requirement referred to in this Condition 7(2), (ii) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner or (iii) would not be applicable to a payment made by any other paying agent of the Issuer in Asia), will not be less than the amount provided for in such Bond or Coupon to be then due and payable.

(3)

Any reference in these Conditions of Bonds to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable in respect of principal or interest, respectively, under this Condition 7.

8.	Replacement of Bonds

The Fiscal Agent on behalf of the Issuer shall prepare and deliver substitute Bond Certificates or Coupons to the holders of lost, stolen, destroyed or mutilated Bond Certificates or Coupons, upon application by any such holder which must be accompanied by a certified transcript of a decision of nullification of such Bond Certificates or Coupons; provided, however, that as to those Bonds or Coupons which have then matured, the principal or interest shall be paid by the Paying Agent without surrender of the Bond Certificates or the Coupons upon presentation of a certified transcript of a decision of nullification of such Bond Certificates or Coupons. Any Japanese court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification decision regarding the Bond Certificates or the Coupons. If a holder of a Bond Certificate or a Coupon which has been lost, stolen, destroyed or mutilated makes a request, for the purpose of obtaining a decision of nullification, for a certificate to the effect that such Bond Certificate or Coupon has been issued by the Issuer, the Fiscal Agent shall prepare and deliver such certificate. If it is possible for the Fiscal Agent to identify mutilated Bond Certificates or Coupons, it shall, upon surrender to it of such Bond Certificates or Coupons, prepare and deliver substitute Bond Certificates or Coupons therefor without requiring a nullification decision and destroy the surrendered Bond Certificates or Coupons. The actual expenses incurred in respect of the preparation and delivery of substitute Bond Certificates or Coupons or said certificate shall be borne by the applicant therefor.

9.	Events of Default

If any of the following events (“Events of Default”) shall have occurred and be continuing:

(A)

The Issuer shall fail to pay any part of the principal of, or premium, including the Additional Amounts, when applicable, if any, on any of the Bonds as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

(B)

The Issuer shall fail to pay any installment of interest on any of the Bonds, as and when the same shall become due and payable, and such default shall not have been remedied by the Issuer within a period of thirty (30) days after the due date; or

(C)

The Issuer shall fail to duly perform or observe any other covenant or agreement contained in any of the Bonds (including these Conditions of Bonds) and such default shall not have been remedied within a period of ninety (90) days after the date on which written notice of such failure, requiring the Issuer to remedy the same, first shall have been given to the Fiscal Agent at its Head Office on behalf of the Issuer by a Bondholder or by Bondholders acting jointly, in either case, holding at least 25% in aggregate principal amount of the Bonds at the time outstanding (at the time of giving such notice, such Bondholder(s) shall present, at the Head Office of the Fiscal Agent, the Bond Certificate; or

(D)

(a) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of the Issuer for money borrowed (or the payment of which is guaranteed by the Issuer), which issue has an aggregate outstanding principal amount of not less than U.S.$100,000,000 (or its equivalent in any other currency or currencies), and such default shall have resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (b) a default in any payment when due at final stated maturity of any such Indebtedness outstanding in an aggregate principal amount of not less than U.S.$100,000,000 (or its equivalent in any other currency or currencies) and, in each case, such default shall not have been remedied within a period of fifteen (15) days after the date on which written notice of such default, requiring the Issuer to remedy the same, first shall have been given to the Fiscal Agent at its Head Office on behalf of the Issuer by a Bondholder or by Bondholders acting jointly, in either case, holding at least 25% in aggregate principal amount of the Bonds at the time outstanding (at the time of giving such notice, such Bondholder(s) shall present, at the Head Office of the Fiscal Agent, the Bond Certificate; or

(E)

A decree or order is entered by a court having jurisdiction (a) for relief in respect of the Issuer or any Principal Subsidiary in an involuntary case or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or any similar law of any other jurisdiction or (b) adjudging the Issuer or any Principal Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Principal Subsidiary under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Principal Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 120 consecutive days; or

(F)

The Issuer or any Principal Subsidiary institutes a voluntary case or proceeding under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Issuer or any Principal Subsidiary consents to the entry of a decree or order for relief in respect of the Issuer or any Principal Subsidiary in any involuntary case or proceeding under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction or to the institution of bankruptcy or insolvency proceedings against the Issuer or any Principal Subsidiary, or the Issuer or any Principal Subsidiary files a petition or answer or consent seeking reorganization or relief under the United States Federal Bankruptcy Code or any other applicable federal or state law or any similar law of any other jurisdiction, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Issuer or any Principal Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action;

then, (i) in the case of the occurrence of an Event of Default specified in (A), (B), (C) or (D) above, any Bond shall, at the option of and upon written notice to the Fiscal Agent at its Head Office on behalf of the Issuer by the then holder thereof (at the time of giving such notice, such Bondholder shall present, at the Head Office of the Fiscal Agent, the Bond Certificate), become due and payable upon the date that such written notice is received by the Fiscal Agent on behalf of the Issuer, unless such Bond shall have already become due and payable prior to such date; or (ii) in the case of the occurrence of an Event of Default specified in (E) or (F) above, the Bonds then outstanding shall automatically and immediately become due and payable upon the occurrence of such Event of Default without any declaration or other act on the part of the holder thereof, unless such Bond shall have already become due and payable prior to the occurrence of such Event of Default, in any such case under (i) or (ii) above, at its principal amount, together with interest accrued to and including the date on which such Bond so became due and payable, unless prior to such date all Events of Default in respect of all the Bonds shall have been cured. The written notice given by any Bondholder under this paragraph may be withdrawn by such Bondholder by giving written notice to that effect to the Fiscal Agent at its Head Office on behalf of the Issuer at any time before payment in respect of the relevant Bond is made by the Issuer.

If (i) any of the events specified in items (C) through (F) above has occurred or (ii) any circumstance exists which would with the lapse of time or the giving of notice or both constitute any of such events, the Issuer shall, immediately or in case of (ii) above immediately when such circumstance comes to knowledge of the Issuer, notify the Fiscal Agent of such event and give public notice of such event to the Bondholders. If the event specified in item (A) or (B) above or any circumstance exists which would with the lapse of time constitute such event shall have occurred and be continuing, the Issuer shall also immediately notify the Fiscal Agent of such event and give public notice of such event to the Bondholders.

For the purpose of this Condition 9, the Book-Entry Bonds and any other bonds (other than the Bonds) issued upon an Exchange in accordance with Condition 9 of the conditions of the Book-Entry Bonds (the “Other Certificated Bonds”) shall be deemed to constitute the same kind and class as the Bonds and be aggregated when calculating the aggregate amount of Bonds then outstanding, and the Bonds, if any, then held by the Issuer or any Subsidiary shall be disregarded and deemed not to be outstanding.

For the purpose of these Conditions of Bonds:

“Indebtedness” of any Person means the principal of and premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of issue of the Book-Entry Bonds or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purpose of this definition, “indebtedness for money borrowed” means (i) any obligation of , or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by, bonds, debentures, notes or other written instruments and (ii) any obligation of, or any such obligation guaranteed by, any Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or business (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within six (6) months from the date on which such indebtedness was created).

10.	Bondholders’ Meetings

(1)

The bondholders’ meeting in respect of the Bonds shall constitute a single bondholders’ meeting together with the bondholders’ meeting in respect of the Book-Entry Bonds and the Other Certificated Bonds as if the Bonds, the Book-Entry Bonds and the Other Certificated Bonds were the same kind and class, and both such meetings shall be convened, discussed and resolved as a single meeting. Accordingly, in this Condition 10, the Book-Entry Bonds and the Other Certificated Bonds shall be deemed to constitute the same kind and class as the Bonds and be aggregated when calculating the aggregate amount of Bonds then outstanding and for the purpose of adopting resolutions. The “Bond(s)” and “Bondholder(s)” under this Condition 10 shall, unless the context requires otherwise, mean the Bond(s), the Book-Entry Bond(s) and the Other Certificated Bond(s) and the holders of the Bond(s), the Book-Entry Bond(s) and the Other Certificated Bond(s), respectively.

(2)

The Issuer shall convene a Bondholders’ meeting to consider any matters which relate to the interests of Bondholders in the event: that Bondholders holding one-tenth (1/10) or more of the aggregate principal amount of the Bonds then outstanding, acting either jointly or individually, so request in writing to the Fiscal Agent at its Head Office, provided that such Bondholders (excluding the holders of the Book-Entry Bonds) shall have presented to the Fiscal Agent their Bond Certificates; or that the Issuer should deem it necessary to hold a Bondholders’ meeting by giving written notice at least thirty-five (35) days prior the proposed date of the meeting to the Fiscal Agent.

When a Bondholders’ meeting is to be convened, the Issuer shall give public notice of the Bondholders’ meeting at least twenty-one (21) days prior to the date of such meeting; and ensure that the Fiscal Agent, on behalf of the Issuer, shall take the steps necessary for the convocation of the Bondholders’ meeting and to expedite the proceedings thereof.

(3)

The Bondholders may exercise their vote by themselves at the relevant Bondholders’ meeting, by proxy, or in writing or (in the event the Issuer permits the exercise of the voting rights by electronic method) by an electronic method pursuant to the rules established by the Issuer or the Fiscal Agent on behalf of the Issuer. At any Bondholders’ meeting, each Bondholder shall have voting rights in proportion to the principal amount of the Bonds (for the time being outstanding) held by him; provided, however, that (in the case of the Bonds other than the Book-Entry Bonds) the relevant Bond Certificates shall have been submitted to the Fiscal Agent at its Head Office, at least seven (7) days prior to the date set for such meeting. The Issuer may have its representative attend such meeting and express its opinion thereat.

(4)

Resolutions at such Bondholders’ meeting shall be passed by more than one-half (1/2) of the aggregate amount of voting rights held by the Bondholders who are entitled to exercise their voting rights (the “Voting Rights Holders”) and present at such meeting; provided, however, that Extraordinary Resolution is required with respect to the following items:

(a)	a grace of payment, an exemption from liabilities resulting from a default, or settlement, to be effected with respect to all the Bonds (other than the matters referred to in (b) below);

(b)	a procedural act to be made with respect to all the Bonds, or all acts pertaining to bankruptcy or similar proceedings;

(c)

the election or dismissal of representative(s) of the Bondholders who may be appointed and authorized by resolution of a Bondholders’ meeting to make decisions on matters to be resolved at a Bondholders’ meeting (provided such representative(s) must hold one-thousandth (1/1,000) or more of the aggregate principal amount of the Bonds (for the time being outstanding)) (the “Representative(s) of the Bondholders”) or an executor (the “Executor”) who may be appointed and authorized by resolution of a Bondholders’ meeting so as to execute the resolutions of the Bondholders’ meeting, or the change in any matters entrusted to them; and

(d)	any other matters where an Extraordinary Resolution is required under the provisions of these Conditions of Bonds or the applicable laws and regulations.

For the avoidance of doubt, the alteration of any provisions concerning the majority required to pass an Extraordinary Resolution or the items with respect to which an Extraordinary Resolution is required cannot be amended by the resolutions of the Bondholders’ meeting.

“Extraordinary Resolution” means a resolution passed at a Bondholders’ meeting by one-fifth (1/5) or more of the aggregate amount of the voting rights held by the Voting Rights Holders representing the aggregate principal amount of the Bonds then outstanding and two-thirds (2/3) or more of the aggregate amount of the voting rights held by the Voting Rights Holders present at such meeting.

For the purposes of calculating the number of votes exercised at a Bondholders’ meeting, the Bondholders who have exercised their votes by proxy or in writing or (in the event the Issuer permits the exercise of the voting rights by electronic method) by an electronic method shall be deemed to have attended and voted at such meeting.

(5)

The resolution passed pursuant to this Condition 10 shall be binding on all the Bondholders whether present or not at such Bondholders’ meeting to the extent permitted by the applicable Japanese law, and shall be carried out by the Representative(s) of the Bondholders or the Executor.

(6)	For the purpose of this Condition 10, the Bonds then held by the Issuer or any Subsidiary shall be disregarded and deemed not to be outstanding.

(7)	The Bondholders’ meetings shall be held in Tokyo, Japan.

(8)	All expenses necessary for the procedures under this Condition 10 shall be borne by the Issuer.

11.	Restrictions on Merger, Etc.

(1)

The Issuer shall not consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, and the Issuer shall not permit any Person to consolidate with or merge into the Issuer, unless:

(A)

(i) the issuer will be the surviving company in any merger or consolidation or (ii) in the case the Issuer shall consolidate with or merge into another Person or convey or transfer its assets substantially as an entirety to any Person, the person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer shall be a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an amendment to the Fiscal Agency Agreement to be executed by the Issuer, continuing corporation and the Fiscal Agent, the due and punctual payment of principal of and any premium and interest on the Bonds and the performance or observance of every covenant of the Bonds on the part of the Issuer to be performed or observed;

(B)

immediately after giving effect to the consolidation, merger, conveyance or transfer, no Event of Default and no event which would, with the lapse of time or the giving of notice or both, become an Event of Default, shall have happened and be continuing; and

(C)

the Issuer has delivered to the Fiscal Agent an officer’s or officers’ certificate and an opinion of an independent legal counsel of recognized standing that any such consolidation, merger, conveyance or transfer and such amendment to agreement, if any, comply with the provisions of this Condition 11 and that all conditions precedent herein provided for relating to such transactions have been complied with.

(2)

Upon any consolidation or merger by the Issuer with or into any other Person, or any conveyance or transfer by the Issuer of its properties and assets substantially as an entirety to any Person in accordance with Condition 11(1) above, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Bonds with the same effect as if such successor Person had been named as the Issuer in the Bonds and the Issuer (which term shall for this purpose mean Aflac Incorporated named as the “Issuer” in the first paragraph of these Conditions of Bonds or any successor Person which shall theretofore become such in the manner described in this Condition 11) shall thereupon be discharged from all obligations and covenants under the Bonds and may be dissolved and liquidated.

(3)

Prior to the time (if practicable and lawful) when such consolidation, merger, conveyance or transfer shall be referred to the shareholders of the Issuer for adoption or approval, and after such consolidation, merger, conveyance or transfer shall have taken effect, the Issuer (or, as the case may be, such successor or acquiring corporation) shall promptly notify the Fiscal Agent and give public notice of relevant matters to the Bondholders.

(4)

Copies of the above certificate and opinion shall be kept at the Head Office of the Fiscal Agent and shall be made available for perusal or photocopying by any Bondholder during business hours. All expenses incurred for such photocopying shall be borne by the applicant therefor.

(5)

For the avoidance of doubt, no consent of any Bondholder is required for the transactions contemplated in this Condition 11. All expenses necessary for the procedure under this Condition 11 shall be borne by the Issuer.

12.	Registration Book

The registration book for the Bonds shall be prepared and maintained and kept by the Fiscal Agent at its Head Office on behalf of the Issuer.

The registration book for the Bonds shall include the following U.S. tax information (in English):

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165 (j) and 1287 (a) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder.”

13.	Prescription

The period of extinctive prescription shall be ten (10) years for the principal of the Bonds and five (5) years for interest on the Bonds.

14.	Notices

All public notices relating to the Bonds shall be published once in the Japanese Official Gazette (if possible) and once in a daily Japanese newspaper published in both Tokyo and Osaka reporting on general affairs. Direct notification to individual Bondholders need not be made. Such public notices to be given by the Issuer shall, upon the request and at the expense of the Issuer, be given by the Fiscal Agent on behalf of the Issuer. The Fiscal Agency Agreement provides that the Issuer shall request the Fiscal Agent in writing to give such public notices on behalf of the Issuer whenever necessary under these Conditions of Bonds.

15.	Currency Indemnity

In the event of a judgment or order being rendered or issued by any court for the payment of the principal of or interest on the Bonds or any other amount payable in respect of the Bonds, and such judgment or order being expressed in a currency other than Japanese yen, any amount received or recovered in such currency by any Bondholder or holder of a Coupon in respect of such judgment or order shall only constitute a discharge to the Issuer to the extent of the amount received or recovered in Japanese yen and the Issuer undertakes to pay to such Bondholder or holder of a Coupon the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in a currency other than Japanese yen is (or is to be treated as) converted for the purposes of any such judgment or order (or part thereof), and (ii) the date or dates of discharge of such judgment or order (or part thereof). To the extent permitted by any applicable law, the above undertaking shall constitute a separate and independent obligation of the Issuer from its other obligations, shall give rise to a separate and independent cause of action against the Issuer, shall apply irrespective of any indulgence granted by any Bondholder or holder of a Coupon from time to time and shall continue in full force and effect notwithstanding any judgment or order.

16.	Governing Law and Jurisdiction

Except as to the authorization relating to the issue of the Bonds by the Issuer, the Bonds and all the rights and obligations of all the parties concerned, including the Bondholders and the holders of Coupons, arising thereunder shall in all respects be governed by and construed in accordance with the laws of Japan.

Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo, Japan.

Any legal action or other court procedural action against the Issuer arising from or relating to the Bonds or these Conditions of Bonds may be instituted, on a non-exclusive basis, in the Tokyo District Court, to the jurisdiction of which the Issuer hereby expressly, unconditionally and irrevocably agrees to submit.

The Issuer hereby appoints the Counsel of American Family Life Assurance Company of Columbus, Japan Branch as the authorized agent of the Issuer upon whom process and any judicial or other court documents may be served in any legal or other court procedural action arising from or relating to the Bonds or these Conditions of Bonds that may be instituted in Tokyo, Japan; the Issuer hereby designates the address from time to time of American Family Life Assurance Company of Columbus, Japan Branch in Tokyo, Japan, as the address to receive such process and any judicial or other court documents; and the Issuer hereby agrees to take, from time to time and so long as any of the Bonds shall remain outstanding, any and all action (including the execution and filing of any and all documents and instruments) that may be necessary to effect and to continue such appointment and designation in full force and effect. If at any time such agent shall not, for any reason, serve as such authorized agent, the Issuer shall immediately appoint, and it hereby undertakes to take any and all action that may be necessary to effect the appointment of, a successor authorized agent in Tokyo, Japan, and the Issuer shall promptly notify the Fiscal Agent of the appointment of such successor agent and make a public notice thereof.

Nothing in this Condition 16 shall affect the right of the Bondholders or the holders of Coupons to institute legal action against the Issuer in any court of competent jurisdiction under applicable laws or to serve process in any manner otherwise permitted by law.

(TRANSLATION)

Exhibit B

¥ [100,000,000]

No. [serial number]

AFLAC INCORPORATED

JAPANESE YEN CERTIFICATED BONDS - SEVENTH SERIES

(Issued on MM DD, YYYY) (Note)

Unsecured

Amount: ¥ 100,000,000

Interest Rate: 1.84 percent per annum

Due July 8, 2016

This Bond is one of the AFLAC INCORPORATED JAPANESE YEN CERTIFICATED BONDS - SEVENTH SERIES (issued on MM DD, YYYY) (Note) by Aflac Incorporated upon and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on July 8, 2016, pursuant to the lawful authorization of the Issuer and upon exchange of AFLAC INCORPORATED JAPANESE YEN BONDS - SEVENTH SERIES (2011) issued on July 8, 2011.

MM DD, YYYY (Note) Aflac Incorporated

By:

(Facsimile Signature)

[The following legend will be printed in English at the bottom of the face side of the Bond certificates.]

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

This bond has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the benefit of any U.S. person (each as defined in Regulation S under the Securities Act.

(Note)	Issue Date of the Bonds (the date identical to the date which the Book-Entry Bonds were transferred to the Issuer upon exchange of the issue of the Bonds) shall be stated herein.

EB-1

(TRANSLATION)

Exhibit C

AFLAC INCORPORATED

JAPANESE YEN CERTIFICATED BONDS - SEVENTH SERIES

(Issued on MM DD, YYYY) (Note)

Interest Coupon of ¥ 100,000,000 Bond
For ¥ 920,000
Payable on January 8 / July 8, 20 Term
No.

Aflac Incorporated

By

(Facsimile Signature)

[The following legend will be printed in English at the bottom of the face side of the Coupon.]

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

This coupon has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the benefit of any U.S. person (each as defined in Regulation S under the Securities Act.

(Note)	Issue Date of the Bonds (the date identical to the date which the Book-Entry Bonds were transferred to the Issuer upon exchange of the issue of the Bonds) shall be stated herein.

EC-1

Annex 2

[Form of Certification]

AFLAC INCORPORATED

JAPANESE YEN BONDS - SEVENTH SERIES (2011)

To:	Aflac Incorporated
c/o	SMBC Nikko Securities Inc.

 as the Handling Manager

In connection with the Subscription Agreement (the “Agreement”) relating to the above-mentioned Bonds (the “Bonds”) dated June 29, 2011, this is to certify that as at the time when the entire amount of the Issue Price (as defined therein) of the Bonds has been paid in full by the Handling Manager (as defined therein) and the Bonds in the principal amount of ¥                     is stated or recorded in the proprietary column (hoyu ran) in our account with Japan Securities Depository Center, Incorporated or in our account with an account management institution (kouza kanri kikan) on the date hereof (such time being called the “Certification Time”), such Bonds in the principal amount of ¥                     are held by us for our own accounts or for accounts of customers and (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), each of the above as defined for U.S. federal income tax purposes, (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Bonds through foreign branches of United States financial institutions and who hold the Bonds through such United States financial institutions as at the Certification Time (and in either case (a) or (b), each such United States financial institution certifies to us or you within a reasonable time on its own behalf or through its agents that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Bonds is a United States or foreign financial institution described in (iii) above (whether or not also described in (i) or (ii) above), this is to further certify that such financial institution has not acquired the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States.

As used herein, “United States” means the United States of America (including the States and the District of Columbia), and its possessions, territories and other areas subject to its jurisdiction.

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We understand that this certificate is required in connection with certain tax laws and regulations of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Date:	*

By:

*	To be dated the date of closing.

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